                                                                   EXHIBIT 10.19


================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                   TUFCO, L.P.
                                  as Borrower,

                            TUFCO TECHNOLOGIES, INC.,
                                  as the Parent

                              JPMORGAN CHASE BANK,
                                    as Agent,

                                       and
                             the banks named herein


                                  31 March 2003

================================================================================

(JPMORGAN LOGO)

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1. DEFINITIONS............................................................................................3

         Section 1.1.  Definitions................................................................................3
         Section 1.2.  Other Definitional Provisions.............................................................16
         Section 1.3.  Accounting Terms and Determinations.......................................................16
         Section 1.4.  Time of Day...............................................................................17

ARTICLE 2. REVOLVING CREDIT FACILITY.............................................................................17

         Section 2.1.  Revolving Commitments.....................................................................17
         Section 2.2.  Notes.....................................................................................17
         Section 2.3.  Repayment of Revolving Loans..............................................................17
         Section 2.4.  Use of Proceeds...........................................................................17
         Section 2.5.  Revolving Commitment Fee..................................................................18
         Section 2.6.  Reduction or Termination of Revolving Commitments; Extension of Revolving Commitments.....18

ARTICLE 3. RESERVED..............................................................................................18

ARTICLE 4. LETTERS OF CREDIT.....................................................................................18

         Section 4.1.  Commitment to Issue Commercial L/Cs.......................................................18
         Section 4.2.  Commitment to Issue Bond L/Cs.............................................................19
         Section 4.3.  Participation By Banks....................................................................19
         Section 4.4.  Request Procedure.........................................................................19
         Section 4.5.  Letter of Credit Fees.....................................................................19
         Section 4.6.  Funding of Drawings.......................................................................20
         Section 4.7.  Reimbursements............................................................................20
         Section 4.8.  Reimbursement Obligations Absolute........................................................20
         Section 4.9.  Issuer Responsibility.....................................................................21

ARTICLE 5. INTEREST AND FEES.....................................................................................21

         Section 5.1.  Interest Rate.............................................................................21
         Section 5.2.  Determinations of Margins and Fees........................................................21
         Section 5.3.  Payment Dates.............................................................................23
         Section 5.4.  Default Interest..........................................................................23
         Section 5.5.  Conversions and Continuations of Accounts.................................................23
         Section 5.6.  Computations..............................................................................23

ARTICLE 6. ADMINISTRATIVE MATTERS................................................................................24

         Section 6.1.  Borrowing Procedure.......................................................................24
         Section 6.2.  Minimum Amounts...........................................................................24
         Section 6.3.  Certain Notices...........................................................................24
         Section 6.4.  Prepayments...............................................................................25
         Section 6.5.  Method of Payment.........................................................................25
         Section 6.6.  Pro Rata Treatment........................................................................26
         Section 6.7.  Sharing of Payments.......................................................................26
         Section 6.8.  Non-Receipt of Funds by the Agent.........................................................26



TABLE OF CONTENTS, Page i of iv

         Section 6.9.  Withholding Taxes.........................................................................27
         Section 6.10. Withholding Tax Exemption.................................................................27
         Section 6.11. Participation Obligations Absolute; Failure to Fund Participation.........................27

ARTICLE 7. YIELD PROTECTION AND ILLEGALITY.......................................................................28

         Section 7.1.  Additional Costs..........................................................................28
         Section 7.2.  Limitation on Eurodollar Accounts.........................................................29
         Section 7.3.  Illegality................................................................................30
         Section 7.4.  Treatment of Affected Loans...............................................................30
         Section 7.5.  Compensation..............................................................................30
         Section 7.6.  Capital Adequacy..........................................................................31

ARTICLE 8. CONDITIONS PRECEDENT..................................................................................31

         Section 8.1.  Agreement.................................................................................31
         Section 8.2.  All Extensions of Credit..................................................................33
         Section 8.3.  Reserved..................................................................................33
         Section 8.4.  Bond L/Cs.................................................................................33

ARTICLE 9. REPRESENTATIONS AND WARRANTIES........................................................................34

         Section 9.1.  Corporate Existence.......................................................................34
         Section 9.2.  Financial Statements......................................................................34
         Section 9.3.  Corporate Action; No Breach...............................................................34
         Section 9.4.  Operation of Business.....................................................................35
         Section 9.5.  Litigation and Judgments..................................................................35
         Section 9.6.  Rights in Properties; Liens...............................................................35
         Section 9.7.  Enforceability............................................................................35
         Section 9.8.  Approvals.................................................................................35
         Section 9.9.  Debt......................................................................................35
         Section 9.10. Taxes.....................................................................................35
         Section 9.11. Margin Securities.........................................................................36
         Section 9.12. ERISA.....................................................................................36
         Section 9.13. Disclosure................................................................................36
         Section 9.14. Subsidiaries..............................................................................36
         Section 9.15. Agreements................................................................................36
         Section 9.16. Compliance with Laws......................................................................37
         Section 9.17. Investment Company Act....................................................................37
         Section 9.18. Public Utility Holding Company Act........................................................37
         Section 9.19. Environmental Matters.....................................................................37
         Section 9.20. Solvency..................................................................................38
         Section 9.21. Benefit Received..........................................................................38

ARTICLE 10. POSITIVE COVENANTS...................................................................................38

         Section 10.1. Reporting Requirements....................................................................38
         Section 10.2. Maintenance of Existence; Conduct of Business.............................................40
         Section 10.3. Maintenance of Properties.................................................................40
         Section 10.4. Taxes and Claims..........................................................................40
         Section 10.5. Insurance.................................................................................40
         Section 10.6. Inspection Rights.........................................................................40
         Section 10.7. Keeping Books and Records.................................................................41



TABLE OF CONTENTS, Page ii of iv

         Section 10.8.  Compliance with Laws.....................................................................41
         Section 10.9.  Compliance with Agreements...............................................................41
         Section 10.10. Further Assurances and Collateral Matters................................................41
         Section 10.11. ERISA....................................................................................43
         Section 10.12. Redemption of Bonds......................................................................43

ARTICLE 11. NEGATIVE COVENANTS...................................................................................44

         Section 11.1.  Debt.....................................................................................44
         Section 11.2.  Limitation on Liens......................................................................45
         Section 11.3.  Mergers, Etc.............................................................................46
         Section 11.4.  Restrictions on Dividends and other Distributions........................................46
         Section 11.5.  Investments..............................................................................46
         Section 11.6.  Limitation on Issuance of Capital Stock..................................................47
         Section 11.7.  Transactions With Affiliates.............................................................48
         Section 11.8.  Disposition of Assets....................................................................48
         Section 11.9.  Lines of Business........................................................................48
         Section 11.10. Sale and Leaseback.......................................................................48
         Section 11.11. Prepayment of Debt.......................................................................48
         Section 11.12. Tax Exempt Status of Bonds...............................................................48

ARTICLE 12. FINANCIAL COVENANTS..................................................................................49

         Section 12.1.  Fixed Charge Coverage....................................................................49
         Section 12.2.  Working Capital..........................................................................51
         Section 12.3.  Capital Expenditures.....................................................................51

ARTICLE 13. DEFAULT..............................................................................................52

         Section 13.1.  Events of Default........................................................................52
         Section 13.2.  Remedies.................................................................................54
         Section 13.3.  Performance by the Agent.................................................................55
         Section 13.4.  Setoff...................................................................................55
         Section 13.5.  Continuance of Default...................................................................56
         Section 13.6.  Cash Collateral..........................................................................56

ARTICLE 14. THE AGENT............................................................................................56

         Section 14.1.  Appointment, Powers and Immunities.......................................................56
         Section 14.2.  Rights of Agent as a Bank................................................................56
         Section 14.3.  Defaults.................................................................................57
         Section 14.4.  Indemnification..........................................................................57
         Section 14.5.  Independent Credit Decisions.............................................................58
         Section 14.6.  Several Commitments......................................................................58
         Section 14.7.  Successor Agent..........................................................................58

ARTICLE 15. MISCELLANEOUS........................................................................................58

         Section 15.1.  Expenses.................................................................................58
         Section 15.2.  Indemnification..........................................................................59
         Section 15.3.  Limitation of Liability..................................................................59
         Section 15.4.  No Duty..................................................................................60
         Section 15.5.  No Fiduciary Relationship................................................................60
         Section 15.6.  Equitable Relief.........................................................................60



TABLE OF CONTENTS, Page iii of iv

         Section 15.7.     No Waiver; Cumulative Remedies........................................................60
         Section 15.8.     Successors and Assigns................................................................60
         Section 15.9.     Survival..............................................................................63
         Section 15.10.    Entire Agreement; Amendment and Restatement...........................................63
         Section 15.11.    Waivers; Amendments...................................................................64
         Section 15.12.    Maximum Interest Rate.................................................................64
         Section 15.13.    Notices...............................................................................65
         Section 15.14.    Governing Law; Venue of Service of Process............................................65
         Section 15.15.    Counterparts..........................................................................66
         Section 15.16.    Severability..........................................................................66
         Section 15.17.    Headings..............................................................................66
         Section 15.18.    Non-Application of Chapter 346 of The Finance Code of Texas...........................66
         Section 15.19.    Construction..........................................................................66
         Section 15.20.    Independence of Covenants.............................................................66
         Section 15.21.    Waiver of Jury Trial..................................................................66



TABLE OF CONTENTS, Page iv of iv

                                INDEX TO EXHIBITS

               Exhibit                            Description of Exhibit
               -------                            ----------------------
                 "A"                    Second Amended and Restated Revolving Note
                 "B"                    Joinder Agreement
                 "C"                    Assignment and Acceptance
                 "D"                    Compliance Certificate
                 "E"                    Notice of Borrowing, Conversion, Continuation or Prepayment
                 "F"                    Borrowing Base Certificate
                 "G"                    Second Amended and Restated Master Guaranty Agreement
                 "H"                    Second Amended and Restated Master Security Agreement

                               INDEX TO SCHEDULES

               Schedule                     Description of Schedule
               --------                     -----------------------
                 1.1(a)                 Clipper Converting System Budget
                 1.1(b)                 Certain Entities
                 8.1(g)                 Real Property
                 9.14                   List of Subsidiaries
                 9.19                   Environmental Matters
                 11.1                   Debt
                 11.2                   Existing Liens
                 11.5                   Existing Investments



INDEX TO EXHIBITS AND SCHEDULES, Solo Page

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of March 31, 2003, is among TUFCO, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), TUFCO TECHNOLOGIES, INC., a corporation duly organized under the laws of the State of Delaware ("Parent"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and JPMORGAN CHASE BANK (who was formerly The Chase Manhattan Bank who was the successor in interest by merger to Chase Bank of Texas, National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         A. The Borrower, the Parent and the Agent entered into that certain Amended and Restated Credit Agreement dated August 15, 2002 (such agreement as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 5, 2002, the "Prior Credit Agreement"). The Prior Credit Agreement amended and restated the terms of that certain Credit Agreement dated August 28, 1998 among the Borrower, the Parent, First Union National Bank (now Wachovia Bank, National Association), as agent for the banks named therein, and Chase Bank of Texas, National Association (now JPMorgan Chase Bank)(the "Original Credit Agreement").

         B. In connection with certain industrial revenue bonds, First Union National Bank (who is now Wachovia Bank, National Association) issued: (i) for the account of the Borrower that certain letter of credit number SM408518C for the benefit of Norwest Bank Wisconsin, National Association, as trustee, in the face amount of One Million Seven Hundred Seventy-Five Thousand Eight Hundred Ninety and 41/100 Dollars ($1,775,890.41) (which was issued under the Original Credit Agreement and is herein the "Existing Wisconsin L/C") and (ii) for the account of Asset Holdings Corporation IX that certain letter of credit number SM408118C for the benefit of Bank One Trust Company, NA (f/k/a Bank One Wisconsin Trust Company, National Association), as trustee, in the face amount of One Million Three Hundred Fifty-Six Thousand Five Hundred Twenty and 55/100 Dollars ($1,356,520.55) (the "Existing South Carolina L/C"). The Existing South Carolina L/C was issued in connection with the financing used by Asset Holdings Corporation IX to acquire and develop real property that was then leased to Tufco, L.P. under that certain Lease and Development Agreement dated as of June 10, 1996, as amended.

         C. Pursuant to the Prior Credit Agreement, the Agent issued for the account of the Borrower: (i) that certain letter of credit number D-228911 for the benefit of Wachovia Bank, National Association (as the issuer of the Existing Wisconsin L/C) in the face amount of One Million Fourteen Thousand Seven Hundred Ninety-Four and 52/100 Dollars ($1,014,794.52) (the "Initial Wisconsin L/C") and (ii) that certain letter of credit number D-228910 for the benefit of Wachovia Bank, National Association (as the issuer of the Existing South Carolina L/C) in the face amount of One Million Thirteen Thousand Five Hundred Sixty-Two and 64/100 Dollars ($1,113,562.64) (the "Initial South Carolina L/C").

         D. Pursuant to that certain Lease and Development Agreement dated as of June 10, 1996, as amended, on December 5, 2002 the Borrower exercised its option to purchase the real property subject thereto. In connection therewith the $1,500,000 Adjustable Rate Economic Development Revenue Bonds, Series 1996 (Tufco Industries, Inc. Project) issued by the South Carolina Jobs Economic Development Authority were redeemed, the Existing South Carolina L/C was drawn upon to fund such redemption, Wachovia Bank, National Association was reimbursed for the amounts it paid under the Existing South Carolina L/C by JPMorgan Chase Bank pursuant to a draw on the Initial South Carolina



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

L/C, the Initial South Carolina L/C expired, and the Borrower reimbursed JPMorgan Chase Bank for the amounts it paid under the Initial South Carolina L/C with proceeds from Revolving Loans (as defined in the Prior Credit Agreement).

         E. The Borrower, Parent and Trimaco, LLC, a Missouri limited liability company ("Trimaco"), entered into that certain Amended and Restated Asset and Stock Purchase Agreement dated as of March 31, 2003 (the "Asset Purchase Agreement") whereby the Borrower and Parent each sold, conveyed, transferred, assigned and delivered and Trimaco purchased all of Borrower's and Parent's right, title and interest in and to the capital stock of Foremost Manufacturing, Inc. owned by Parent and certain assets and properties related exclusively to the business of manufacturing, distributing and selling paint sundry products to national retailers, local merchants, professional paint stores and buying cooperatives through their "Paint Sundries Division" engaged in by the Borrower and Parent at the manufacturing and distribution facility located in Manning, South Carolina and at the sales office located in St. Louis, Missouri. In addition, the Borrower and ACM Investment Co. LLC entered into that certain Purchase and Sale Agreement dated as of March 31, 2003 (the "Manning Property Purchase Agreement") whereby the Borrower sold, conveyed, transferred, assigned and delivered and Trimaco purchased all of the Borrower's right, title and interest in and to the manufacturing and distribution facility located in Manning, South Carolina and the underlying real property which the Borrower had granted to the Agent a mortgage and security interest pursuant to that certain Mortgage and Security Agreement dated as of December 5, 2002 recorded in Book 501 Page 166 with the Clerk of Court RMC Department, Clarendon County, South Carolina (the transactions contemplated by the Asset Purchase Agreement and the Manning Property Purchase Agreement, the "Sale").

         F. Pursuant to that certain Consent to Transfer, Corporate Restructure and Agreement for the Release of Security Interest dated as of March 31, 2003 between the Borrower, the Parent and the Agent (the "Consent"), the Agent consented to the departure from certain covenants contained in the Prior Credit Agreement to permit, among other things, the Sale.

         G. Pursuant to that certain Release of Security Interest dated as of March 31, 2003 executed by the Agent, the Agent released certain security interests and liens previously granted to the Agent in order to facilitate the Sale.

         H. Pursuant to that certain Mutual Release dated as of March 31, 2003 between Foremost Manufacturing, Inc and the Agent, the Agent fully terminated all of the obligations owed to it by Foremost Manufacturing, Inc. under: (i) that certain Amended and Restated Master Guaranty Agreement and (ii) that certain Amended and Restated Master Security Agreement.

         I. Parent has: (i) formed Tufco LLC ("Tufco LLC"), a wholly owned subsidiary of Parent, as a limited liability company under the laws of Delaware,
(ii) caused each of Tufco, Inc., Technologies I, Inc. and TFCO, Inc. to merge with and into Parent, with Parent as the surviving entity and (iii) caused Tufco Tech, Inc. to merge with and into Tufco LLC, with Tufco LLC as the surviving entity (the mergers described in clauses (ii) and (iii) are collectively referred to herein as the "Mergers").

         J. The Borrower has requested that the Agent and the Banks agree to amend and restate the Prior Credit Agreement and the Agent and the Banks have agreed to do so upon the terms and conditions set forth in this Agreement, which amends and restates the Prior Credit Agreement in its entirety and gives effect to the transactions contemplated by the Consent.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 2

                                   ARTICLE 1.

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" means either a Base Rate Account or a Eurodollar Account.

         "Acquiring Company" has the meaning set forth in Section 11.3 of this Agreement.

         "Additional Costs" has the meaning specified in Section 7.1.

         "Additional Mortgaged Property" has the meaning set forth in Section
10.10 of this Agreement.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Account for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Account for such Interest Period.

         "Adjustment Date" has the meaning specified in Section 5.2.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

         "Affected Accounts" has the meaning set forth in Section 7.4 of this Agreement.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement and when used to designate the issuer of any Letter of Credit, shall include any Affiliate of JPMorgan Chase Bank with respect to any Letters of Credit issued by such Affiliate.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

         "Amended and Restated Master Security Agreement" means that certain Second Amended and Restated Security Agreement dated as of March 31, 2003 among the Borrower, the Parent, the Subsidiaries signatory thereto, any Subsidiary or other entity who may become a party thereto pursuant to the execution and delivery of a Joinder Agreement and the Agent, for the benefit of itself and the other Secured Parties, which is substantially in the form of Exhibit "H" and amends and restates in its entirety and supercedes that certain Amended and Restated Master Security Agreement dated as of August 15, 2002 executed and delivered in connection with the Prior Credit Agreement, as the same may be amended or otherwise modified from time to time.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

         "Amortization Amount" has the meaning set forth in Section 3.3 of this Agreement.

         "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Revolving Loans subject to Accounts of such Type are to be made and maintained.

         "Applicable Rate" has the meaning set forth in Section 5.1.

         "Approved Fund" has the meaning set forth in Section 15.8 of this Agreement.

         "Asset Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

         "Assigning Bank" has the meaning set forth in Section 15.8 of this Agreement.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 15.8, in substantially the form of Exhibit "C".

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Base Margin" has the meaning specified in Section 5.2.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum then most recently publicly announced from time to time by JPMorgan as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank's best or favored rate and the Banks may make other loans to other Persons at rates lower than the Base Rate.

         "Base Rate Account" means a portion of a Revolving Loan that bears interest at a rate based upon the Base Rate.

         "Bond Documents" means the trust indenture, loan agreement, remarking agreement, offering memorandum, placement agent agreement, tender agent agreement, participation agreement, security agreement, deed of trust, and indemnity agreement executed and delivered to evidence and govern the Wisconsin Bonds, including without limitation the Wisconsin Indenture, and all other documentation



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 4 executed and delivered pursuant to or in connection therewith as such indenture, memorandum, agreements and other documentation may be amended, supplemented, or otherwise modified from time to time in accordance with their respective terms.

         "Bond L/Cs" " means the Initial Wisconsin L/C and the Wisconsin Bond
L/C.

         "Bond L/C Liabilities" means, at any time, the aggregate amount available for drawing under the Bond L/Cs and all unreimbursed drawings under the Bond L/Cs.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Borrowing Base" means as of any day the sum of: (a) 85% of the aggregate outstanding amount of Eligible Receivables, plus (b) 50% of Eligible Inventory, each as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Banks in accordance with Section 10.1; provided, however, at no time shall more than 50% of the Borrowing Base be attributable to Eligible Inventory.

         "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit "F" properly completed and executed by a Responsible Party of the Parent.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of New York or is a day on which banking institutions located in the State of Texas or the State of New York are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Revolving Loans subject to Eurodollar Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CLO" has the meaning set forth in Section 15.8 of this Agreement.

         "Calculation Period" has the meaning specified in Section 5.2.

         "Capital Expenditures" means, for any period, all expenditures (calculated on a gross basis, without reduction for proceeds from asset dispositions or any other amount) of the Parent and the Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Carryover Amount" has the meaning set forth in Section 12.3 of this Agreement.

         "Cash Flow" has the meaning set forth in Section 12.1 of this Agreement.

         "Clipper Converting System" means the PNC Clipper Wet Wipe Machine and related equipment purchased and used in connection with the Borrower's new and proposed contracts, the budget for which is more fully described on Schedule 1.1(a).



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

         "Closing Date" means March 31, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property in which Liens have been granted pursuant to the Amended and Restated Master Security Agreement and the Mortgages whether such Liens are now existing or hereafter arise.

         "Commercial L/C(s)" has the meaning specified in Section 4.1.

         "Commercial L/C Liabilities" means, at any time, the aggregate amount available for drawing under all outstanding Commercial L/Cs and all unreimbursed drawings under Commercial L/Cs.

         "Commitment Fee Rate" means the per annum rate determined in accordance with Section 5.2.

         "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Revolving Commitment of such Bank and the denominator of which is the aggregate amount of the Revolving Commitments of all of the Banks provided that if the Revolving Commitments have expired, been terminated or otherwise fully funded, then the "Commitment Percentage" of each Bank is the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Revolving Loans of such Bank and the denominator of which is the aggregate of the outstanding principal amount of all Revolving Loans of all Banks.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit "D" properly completed and executed by a Responsible Party of the Parent.

         "Consolidated Net Income" has the meaning specified in Section 12.1.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 5.5 of a Eurodollar Account as a Eurodollar Account from one Interest Period to the next Interest Period.

         "Contract Rate" has the meaning set forth in Section 15.12 of this Agreement.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 5.5 or Article 7 of one Type of Account into the other Type of Account.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are past due by more than ninety (90) days but are being contested in good faith by appropriate proceedings diligently pursued; (e) all Capital Lease Obligations of such Person; (f) all Debt or other obligations of others Guaranteed by such Person;
(g) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (i) all liabilities of such Person in respect of all unfunded vested benefits under any



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

Plan; (j) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on capital stock (or other equity); (k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting, performance based or similar agreement or any other similar arrangements providing for the deferred payment of the purchase price for an asset or assets; (l) all obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these (the amount of the obligations in respect of any agreement under this clause (l) shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount that such Person would be required to pay if such agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP); (m) all obligations of such Person under any Synthetic Lease; and (n) all other amounts which are required to be reflected as a liability on the balance sheet of a Person in accordance with GAAP, excluding trade accounts payable excluded from Debt pursuant to clause (d) of this definition, accruals, deferred credits and loss contingencies.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Revolving Loan, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Revolving Loan subject to a Eurodollar Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Revolving Loan for such Interest Period as provided in Section 5.1 hereof, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" has the meaning specified in Section 12.1.

         "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a first-in-first out basis) or fair market value of all raw materials and finished goods inventory, in each case owned by the Parent or any of its Subsidiaries less appropriate reserves determined in accordance with GAAP but excluding in any event: (i) inventory which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Obligations or (b) subject to any other Lien that is not permitted hereunder; (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by Governmental Authorities having regulatory authority over such goods or has been returned or rejected for any reason; (iii) inventory that in accordance with customary business practices and current market conditions is obsolete or slow moving or which is not useable or salable at prices approximating their cost in the ordinary course of the business; (iv) inventory located outside of the United States; (v) inventory located at a location not owned by the Parent or any of its Subsidiaries with respect to which the Agent shall not have received a landlord's, warehousemen's, bailee's or appropriate waiver satisfactory to the Agent; (vi) inventory which is leased or on consignment; (vii) inventory not at a location of the Parent or a Subsidiary of the Parent which has been disclosed to the Agent pursuant to this Agreement; and (viii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in it reasonable discretion, provided



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 7 such exclusion based on this clause (viii) shall be effective 30 days after the Agent has sent notice to the Borrower of such exclusion.

         "Eligible Receivables" means, as of date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Parent or any of its Subsidiaries, net of contra account and net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event:

         (a) any Receivable which is (i) not subject to a perfected, first priority Lien in favor of the Agent to secure the Obligations or (ii) subject to any other Lien that is not permitted hereunder;

         (b) Receivables which remain unpaid for more than 60 days past its due date or 90 days after the date of the original invoice for such Receivable;

         (c) 100% of the book value of all Receivables attributable to any single account debtor if 20% or more of all the Receivables attributable to such account are ineligible as a result of the operation of clause (b) of this definition;

         (d) Receivables owing from any single account debtor (other than any entity listed on Schedule 1.1(b)) in excess of 10% of all Receivables;

         (e) Receivables owing from any entity listed on Schedule 1.1(b), in any individual case, in excess of 35% of all Receivables;

         (f) the aggregate amount of all Receivables owing from the entities listed on Schedule 1.1(b) which are in excess of 40% of all Receivables;

         (g) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent;

         (h) Receivables owing by an account debtor which is subject to any bankruptcy or insolvency proceeding of any kind or has done any of the following: (i) made an assignment for the benefit of creditors; (ii) suspended normal business operations; (iii) dissolved; (iv) liquidated; (iv) terminated its existence; or (v) suffered a receiver or trustee appointed for any of its assets or affairs;

         (i) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit or credit insurance in a form and from an institution acceptable to the Agent);

         (j) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense;

         (k) Receivables for which any direct or indirect Subsidiary or any Affiliate of the Parent or any Subsidiary is the account debtor;

         (l) Receivables representing a sale to the government of the United States or any agency or instrumentality thereof unless the Federal Assignment of Claims Act has been complied with to the



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 8 satisfaction of the Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law;

         (m) Receivables not payable in Dollars; and

         (n) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion, provided such exclusion based on this clause (n) shall be effective 30 days after the Agent has sent notice to the Borrower of such exclusion.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Eurodollar Account" means a portion of a Revolving Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, with respect to any Eurodollar Account for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Account for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Eurodollar Rate Margin" has the meaning specified in Section 5.2.

         "Event of Default" has the meaning specified in Section 13.1.

         "Excess Cash Flow" has the meaning specified in Section 12.3.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

         "Existing Deeds of Trust" means the existing deeds of trust or mortgages, previously assigned to the Agent, covering the real property identified on Schedule 8.1(g), and any modifications thereto (collectively, the "Existing Deeds of Trust").

         "Existing Wisconsin L/C" has the meaning set forth in the recitals of this Agreement.

         "Federal Funds Effective Rate" has the meaning specified in the definition of Base Rate.

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period three calendar months in duration with the first such period in any Fiscal Year beginning on the first day of October and the last such period in any Fiscal Year ending on the last day of September.

         "Fiscal Year" means twelve (12) month period beginning on the first day of October and ending on the last day of September of the following year.

         "Fixed Charge Coverage Ratio" has the meaning set forth in Section 12.1 of this Agreement.

         "Fixed Charges" has the meaning set forth in Section 12.1 of this Agreement.

         "Foreign Bank" means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be equal to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Guarantors" means Tufco Technologies, Inc. and any Subsidiary of Tufco Technologies, Inc. other than the Borrower including, without limitation, Tufco LLC.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

         "Indebtedness" has the meaning specified in Section 5.2.

         "Indebtedness to EBITDA Ratio" means the ratio of Indebtedness to EBITDA as determined and calculated in accordance with Section 5.2.

         "Initial Wisconsin L/C" has the meaning set forth in the recitals of this Agreement.

         "Interest Period" means with respect to any Eurodollar Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Eurodollar Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 5.5 or Section 6.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); (b) any Interest Period in existence under a Revolving Loan which would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Account shall not be available hereunder.

         "Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary as required hereby adding it as a party to the Master Guaranty and the Amended and Restated Master Security Agreement, in substantially the form of Exhibit "B".

         "JPMorgan " means JPMorgan Chase Bank in its individual capacity and not as Agent.

         "Letters of Credit" means the Commercial L/Cs and the Bond L/Cs.

         "Letter of Credit Liabilities" means the Commercial L/C Liabilities and the Bond L/C Liabilities.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Documents" means this Agreement, the Revolving Notes, the Amended and Restated Master Security Agreement, the Master Guaranty, the Mortgages, the documents executed pursuant to this Agreement under the Bond Documents in connection with the Bond L/Cs and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, interest rate protection agreements and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, the Prior Credit Agreement (only to the extent that such documentation is contemplated by this Agreement to survive) and the Original Credit Agreement (only to the extent that such documentation was expressly contemplated by the Prior Credit Agreement to



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 11 survive), as such instruments, agreements, and other documentation may be amended or otherwise modified.

         "Manning Property Purchase Agreement" has the meaning specified in the recitals to this Agreement.

         "Master Guaranty" means that certain Second Amended and Restated Master Guaranty Agreement dated as of March 31, 2003 executed by the Guarantors and any other subsidiary or other entity who may become a party thereto pursuant to the execution and delivery of a Joinder Agreement in favor of the Agent and the other Secured Parties, which is substantially in the form of Exhibit "G" and amends and restates in its entirety and supercedes that certain Amended and Restated Master Guaranty Agreement dated as of August 15, 2002 executed and delivered in connection with the Prior Credit Agreement, as the same may be amended or otherwise modified from time to time.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Borrower and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of the Agent to enforce the Agent's Lien on the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

         "Merger Documents" means the following agreements and certificates executed to evidence and govern the Mergers and all other documentation executed and delivered pursuant to or in connection therewith: (i) that certain Agreement of Merger dated as of March [__], 2003 between Tufco Tech, Inc. and Tufco LLC;
(ii) that certain Certificate of Ownership and Merger Merging Tufco, Inc., Technologies I, Inc., and TFCO, Inc. into Tufco Technologies, Inc.; (iii) that certain Certificate of Merger of Tufco Tech, Inc. into Tufco LLC; in each case as such may be amended, supplemented, or otherwise modified from time to time in accordance with their respective terms.

         "Mergers" has the meaning specified in the recitals to this Agreement.

         "Mortgaged Property" means each parcel of real property owned by the Borrower, the Parent or any Subsidiary described on Schedule 8.1(g).

         "Mortgage Policies" has the meaning set forth in Section 10.10 of this Agreement.

         "Mortgages" means the Existing Deeds of Trust and each other mortgage, deed of trust, or other agreement executed by the Borrower, the Parent or any Subsidiary which creates a Lien on the Borrower's, the Parent's or any such Subsidiary's interests in real property in favor of the Agent for the



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 12 benefit of the Secured Parties, and all amendments or other modifications made thereto from time to time, each of which shall be in form and substance reasonably satisfactory to the Agent.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six (6) years made or accrued an obligation to make contributions, and which is covered by Title IV of ERISA.

         "Notice of Default" has the meaning set forth in Section 14.3 of this Agreement.

         "Obligated Party" means the Guarantors or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligation" means all obligations, indebtedness, and liabilities of the Borrower or any Obligated Party to the Agent and the Banks or any Affiliate of the Agent or any Bank, or to any of the Agent, any Bank or any Affiliate of the Agent or any Bank, arising pursuant to the following:

                  (i) any of the Loan Documents or the Bond L/Cs;

                  (ii) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these entered into by the Agent or any Bank or any Affiliate thereof with the Borrower or any Obligated Party; and

                  (iii) any deposit, lock box or cash or treasury management arrangements entered into by any Bank or any Affiliate thereof with Borrower or any Obligated Party,

whether any of such obligations, indebtedness or liabilities are now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Revolving Loans, interest on the Revolving Loans and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the documentation relating thereto.

         "Original Credit Agreement" has the meaning specified in the recitals.

         "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Commercial L/C Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Commercial L/C Liabilities).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Parent" means Tufco Technologies, Inc.

         "Participants" has the meaning specified in Section 15.8.

         "Payment Date" has the meaning set forth in Section 4.5 of this Agreement.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

         "Payor" has the meaning set forth in Section 6.8 of this Agreement.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan (other than a Multiemployer
Plan) established or maintained by the Borrower or any ERISA Affiliate and to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding six years made or accrued an obligation to make contributions.

         "Previous Closing Date" means August 15, 2002.

         "Prior Credit Agreement" has the meaning specified in the recitals.

         "Principal Office" means the principal office of the Agent, located 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081.

         "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Quarterly Payment Date" means the last day of January, April, July and October of each year, the first of which shall be the first such day after the date of this Agreement.

         "Receivables" has the meaning specified in the definition of "Eligible Receivable."

         "Register" has the meaning set forth in Section 15.8 of this Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.

         "Related Parties" means, with respect to a Bank or the Agent, such Bank's or the Agent's Affiliates and the respective directors, officers, employees, agents and advisors of such Bank or the Agent and such Bank's or the Agent's Affiliates.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

         "Released Parties" has the meaning set forth in Section 15.10 of this Agreement.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Banks" means any combination of Banks having, in the aggregate, (a) sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Commitments or (b) if the Revolving Commitments have terminated, expired or otherwise been fulfilled, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Revolving Loans.

         "Required Payment" has the meaning set forth in Section 6.8 of this Agreement.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, excluding however, any such events where the thirty (30) day notice requirement of Section 4043 of ERISA has been waived either by statute or by the PBGC.

         "Reserve Requirement" means, for any Eurodollar Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or any category of extensions of credit or other assets which include Eurodollar Accounts.

         "Responsible Party" means with respect to any Person, the president, chief financial officer or chief accounting officer of such Person.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment" or in the most recent Assignment and Acceptance executed by such Bank, as the same may be reduced or terminated pursuant to Section 2.6 or Section 13.2. The aggregate amount of the Revolving Commitments of all Banks on the Closing Date equals Six Million Dollars ($6,000,000).

         "Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1 and all advances made under Section 2.1 of the Prior Credit Agreement which are outstanding on the Closing Date.

         "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

         "Revolving Termination Date" means June 1, 2004, or such earlier date on which the Revolving Commitments terminate as provided in this Agreement.

         "Sale" has the meaning specified in the recitals to this Agreement.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 15

         "Secured Parties" means Agent, the Banks and each Affiliate of a Bank who is owed any portion of the Obligations.

         "Securities" has the meaning specified in Section 6.4(a)(iii)(c).

         "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent or one or more of the Subsidiaries or by the Parent and one or more of the Subsidiaries.

         "Synthetic Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

         "Transferring Subsidiary" has the meaning set forth in Section 11.3 of this Agreement.

         "Type" means either type of Account (i.e., either a Base Rate Account or Eurodollar Account).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         "Wisconsin Bond L/C" has the meaning specified in Section 4.2.

         "Wisconsin Bonds" means the $2,500,000 Adjustable Rate Industrial Development Revenue Bonds, Series 1992 (Tufco Project) issued by the Village of Ashwaubenon, Wisconsin.

         "Wisconsin Indenture" has the meaning set forth in Section 10.12 of this Agreement.

         "Working Capital" has the meaning set forth in Section 12.2 of this Agreement.

         "Yearly Limit" has the meaning set forth in Section 12.3 of this Agreement.

         Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 9.2 of the Prior Credit Agreement. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 9.2 of the Prior Credit Agreement. To enable the ready and consistent



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 16 determination of compliance by the Parent with its obligations under this Agreement, the Parent will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by the Parent's certified public accountants and implemented by the Parent occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Parent, the Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Parent, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4. Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

                                   ARTICLE 2.

                            Revolving Credit Facility

         Section 2.1. Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however:

                  (a) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment; and

                  (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the Borrowing Base or (ii) the aggregate Revolving Commitments.

Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Eurodollar Accounts thereunder and, until the Revolving Termination Date, the Borrower may Continue Eurodollar Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

         Section 2.2. Notes. The Revolving Loans made by a Bank shall be evidenced by one or more promissory notes of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment and otherwise duly completed.

         Section 2.3. Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

         Section 2.4. Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for working capital, capital expenditures and other general corporate purposes.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 17

         Section 2.5. Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to the Commitment Fee Rate as determined in accordance with Section
5.2. For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all Outstanding Revolving Credit. Accrued commitment fees under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

         Section 2.6. Reduction or Termination of Revolving Commitments; Extension of Revolving Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 6.3; and (b) each partial reduction shall be in an aggregate amount at least equal to Two Hundred Fifty Thousand ($250,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced. The Banks shall have no obligation or commitment to extend the Revolving Termination Date, but during January of each year that the Revolving Commitments are outstanding, at the request of the Borrower, the Banks shall make a determination whether to extend the Revolving Termination Date to a date one year from the then current Revolving Termination Date. The Banks' determination as to the extension of the Revolving Termination Date shall be made by all the Banks in their sole, independent discretion and shall be effective only after an amendment to the definition of Revolving Termination Date is executed by the Borrower, the Agent and all the Banks. If the Banks fail to enter into an amendment to extend the then current Revolving Termination Date, the Revolving Loans will be then due and payable on such current Revolving Termination Date.

                                   ARTICLE 3.

                                    Reserved

                                   ARTICLE 4.

                                Letters of Credit

         Section 4.1. Commitment to Issue Commercial L/Cs. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, commercial or documentary letters of credit for the Borrower's or one of the Subsidiaries' account (such letters of credit and any letters of credit issued under Section 4.1 of the Prior Credit Agreement which are outstanding on the Closing Date, collectively hereinafter referred to as the "Commercial L/Cs"; provided, however:

                  (a) the aggregate amount of outstanding Commercial L/C Liabilities shall not at any time exceed Seven Hundred Fifty Thousand Dollars ($750,000);

                  (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the Borrowing Base or (ii) the aggregate Revolving Commitments; and

                  (c) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 18

         Section 4.2. Commitment to Issue Bond L/Cs. In addition to the Commercial L/Cs that may be issued from time to time under Section 4.1, and subject to the terms and conditions of this Agreement, the Agent shall issue on or before May 15, 2003 and at the request of the Borrower, a letter of credit:
(a) in substantially the same form as the Existing Wisconsin L/C; (b) for the account of the Borrower and the Parent; (c) for the benefit of Wells Fargo Minnesota National Association (formerly known as Norwest Bank Wisconsin, National Association) as trustee of the Wisconsin Bonds; (d) in the face amount not to exceed the sum of (i) the principal amount outstanding of the Wisconsin Bonds as of the Previous Closing Date minus any redemptions of the Wisconsin Bonds made pursuant to Section 10.12 hereof or Section 10.12 of the Prior Credit Agreement or otherwise after the Previous Closing Date but before the issuance of the letter of credit contemplated by this Section 4.2, plus (ii) an amount not to exceed the amount of interest to accrue at twelve percent (12%) per annum on the outstanding Wisconsin Bonds for forty-five (45) days; and (e) with an initial expiration date of June 1, 2004, provided, however such expiration date shall automatically be extended to May 15 of the succeeding year (and be successively extended each year thereafter to, but no later than, May 15, 2006) unless the Agent provides written notice to Wells Fargo Minnesota National Association, on or before February 15 of the year the letter of credit would otherwise expire, that the expiration date of the letter of credit shall not be so extended (such letter of credit herein, the "Wisconsin Bond L/C").

         Section 4.3. Participation By Banks. Upon the date of issue of any Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

         Section 4.4. Request Procedure. The Borrower shall give the Agent at least three (3) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. The Agent shall notify each other Bank of the contents of the Letter of Credit and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit in accordance with Section 6.6. Each Commercial L/C shall have an expiration date that does not extend beyond the earlier of (i) one (1) year from the date of its issuance, provided that any Commercial L/C may provide for the renewal of the expiration date thereof for additional one-year periods (which shall in no event extend the expiration date thereof beyond the date provided for in the next clause (ii)) or (ii) a date which is thirty (30) days prior to the Revolving Termination Date. Each Letter of Credit shall be payable in Dollars, must (a) in the case of a Commercial L/C, support a transaction entered into in the ordinary course of the Borrower's business and
(b) in the case of a Bond L/C, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

         Section 4.5. Letter of Credit Fees. The Borrower will pay to the Agent for the account of the Banks a letter of credit fee on the amount available for drawings under each Letter of Credit, such letter of credit fee: (i) to be paid in arrears on each Quarterly Payment Date following the date the Letter of Credit is issued until the date of expiration or termination thereof (each such date herein a "Payment Date") and (ii) to be calculated for the period from and including the preceding Payment Date (or with respect to the first such payment, from and including the date of issuance of the Letter of Credit) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Letter of Credit at a rate equal to the Eurodollar Rate Margin. After receiving any payment of any fees under this Section 4.5 attributable to a Letter of Credit, the Agent will promptly pay to each Bank such Bank's Commitment Percentage of the amount of such fees so received.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 19

         Section 4.6. Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 12:30 p.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of a demand or drawing under the Letter of Credit even if the conditions to a Loan under Article 8 hereof have not been satisfied. In connection with any drawing relating to the Wisconsin Bonds that qualify as "Bank Bonds" (as defined in the Wisconsin Indenture) under the Wisconsin Bond L/C, the Wisconsin Bonds with respect to which such drawing was made shall be deemed to have been sold to the Agent for a price equal to the amount so drawn and such Wisconsin Bonds shall be registered as directed by the Agent subject to and in accordance with the terms of the Bond Documents.

         Section 4.7. Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without (except as specifically set forth in this Section 4.7) presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made: (i) if no Default has occurred or the Agent otherwise elects, by Revolving Loans made automatically as Base Rate Accounts in the amount equal to the lesser of (A) such Reimbursement Obligations or (B) the difference of (x) the lesser of (1) the Borrowing Base or (2) the aggregate Revolving Commitments minus (y) the Outstanding Revolving Credit or
(ii) if a Default has occurred and the Agent has not made the election under clause (i), by the Borrower to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 p.m. on the date of the corresponding payment under such Letter of Credit; provided, that in the case of this clause (ii) only, the Agent has provided notice to the Borrower prior to 12:00 noon on such day that such payment is due. In the event such notice is received after 12:00 noon on a Business Day, such payment shall be due not later than 3:00 p.m. on the next succeeding Business Day. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to Section 4.6.

         Section 4.8. Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit, any other Loan Document or any Bond Document; (ii) any amendment or waiver of or any consent to or departure from any Loan Document or any Bond Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document, any Bond Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 20

         Section 4.9. Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; or (d) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Notwithstanding the forgoing, the Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 5.

                                Interest and Fees

         Section 5.1. Interest Rate. Subject to Section 15.12, the Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Revolving Loan made by such Bank for the period commencing on the date of such Revolving Loan to but excluding the date such Revolving Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that such Revolving Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that such Revolving Loans or portions thereof are subject to a Eurodollar Account, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

         Section 5.2. Determinations of Margins and Fees. The margins identified in Section 5.1 and the fees payable under Section 2.5 shall be defined and determined as follows:

                  (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), the percent per annum set forth in the table below in this
Section 5.2 under the heading "Base Margin" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the Compliance Certificate most recently delivered pursuant to Section 10.1(c) of the Prior Credit Agreement and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 5.2 under the heading "Base Margin" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 21

                  (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, the percent per annum set forth in the table below in this
Section 5.2 under the heading "Commitment Fee" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the Compliance Certificate most recently delivered pursuant to Section 10.1(c) of the Prior Credit Agreement and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                  (c) "Eurodollar Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, the percent per annum set forth in the table below in this
Section 5.2 under the heading "Eurodollar Margin" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the Compliance Certificate most recently delivered pursuant to Section 10.1(c) of the Prior Credit Agreement and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Eurodollar Margin" opposite the Indebtedness to EBITDA Ratio which corresponds to the Indebtedness to EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                  Indebtedness to EBITDA Ratio       Base Margin   Commitment Fee     Eurodollar Rate Margin
                  ----------------------------       -----------   --------------     ----------------------
                  Greater than or equal to 3.00         2.00%          0.500%                  3.50%

                  Greater than or equal to 2.50
                  but less than 3.00                    1.50%          0.500%                  3.00%

                  Greater than or equal to 2.00
                  but less than 2.50                    1.00%          0.500%                  2.50%

                  Greater than or equal to 1.50
                  but less than 2.00                    0.50%          0.500%                  2.00%

                  Less than 1.50                        0.00%          0.375%                  1.50%


Upon delivery of the Compliance Certificate pursuant to Section 10.1(c) in connection with the financial statements of the Parent required to be delivered pursuant to Section 10.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal Quarter ending on March 31, 2003, the Base Margin, the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) and, the Commitment Fee Rate shall automatically be adjusted in accordance with the Indebtedness to EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 10.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Indebtedness to EBITDA Ratio within the period of time required by Section 10.1(c): (i) the Base Margin shall automatically be adjusted to two percent (2.00%) per annum; (ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to three and one-half percent (3.50%) per annum; and (iii) the Commitment Fee Rate shall automatically be adjusted to one-half of one percent (0.50%), such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with
Section 10.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate. The phrase "Indebtedness to EBITDA Ratio" means the ratio, calculated as of the last day of each Fiscal Quarter, of Indebtedness outstanding as of such day to the EBITDA (as defined in Section 12.1) for the four (4) Fiscal Quarters then ended. As used



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 22 in this Section 5.2, "Indebtedness" means, at the time of determination, without duplication, the sum of the following determined for Parent and the Subsidiaries on a consolidated basis (without duplication): (a) all obligations for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations; (d) all unpaid and liquidated reimbursement obligations with respect to letter of credit and the face amount of all undrawn, outstanding letters of credit (including without limitation, the Letters of Credit, unless the Debt secured by any such letter of credit is included in either clause (a) or (b) above or the following clause
(e)); and (e) all Debt arising under Synthetic Leases.

         Section 5.3. Payment Dates. Accrued interest on the Revolving Loans (including without limitation, unpaid interest accrued, if any, on the Revolving Loans under the terms of the Prior Credit Agreement) shall be due and payable as follows: (i) in the case of Revolving Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Revolving Termination Date; and (ii) in the case of Revolving Loans subject to Eurodollar Accounts and with respect to each such Account, on the last day of such Interest Period, the Revolving Termination Date and, if such Interest Period is six (6) months long, on the date ninety (90) days from the start of such Interest Period.

         Section 5.4. Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Revolving Loan made by such Bank, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full on the date due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 5.5. Conversions and Continuations of Accounts. Subject to
Section 6.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Revolving Loan into a Eurodollar Account under the same Revolving Loan or to Continue Eurodollar Accounts in existence under a Revolving Loan as Eurodollar Accounts under the same Revolving Loan; provided, that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 6.3; (b) a Eurodollar Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         Section 5.6. Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; and (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of clauses (i) or (ii) such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

                                   ARTICLE 6.

                             Administrative Matters

         Section 6.1. Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under the Revolving Commitment in accordance with Section 6.3. Not later than 2:00 p.m. on the date specified for each borrowing under the Revolving Commitment each Bank will make available to the Agent the amount of the Revolving Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

         Section 6.2. Minimum Amounts. Except for prepayments pursuant to
Article 7, each borrowing under the Revolving Commitment and each prepayment of principal of a Revolving Loan shall be in an amount at least equal to Two Hundred Fifty Thousand Dollars ($250,000) or, in each case, any larger amounts in increments of Fifty Thousand Dollars ($50,000). Except for Conversions pursuant to Article 7, each Eurodollar Account applicable to a Revolving Loan shall be in a minimum principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or any larger amounts in increments of Fifty Thousand Dollars ($50,000).

         Section 6.3. Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Revolving Commitments, of borrowings and optional prepayments of Revolving Loans, and of Conversions and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than 12:30 p.m. (a) on the Business Day of the borrowing, prepayment or repayment of Revolving Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:

                                                                                 Number of Business Days
                                      Action                                         Prior to Action
                                      ------                                     -----------------------
         Termination or reduction of Revolving Commitments, optional                        5
         prepayment of Revolving Loans

         Borrowing of Revolving Loans subject to Eurodollar Accounts,                       3
         Conversions into or Continuations as Eurodollar Accounts

Any notices of the type described in this Section 6.3 which are received by the Agent after 12:30 p.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction of the Revolving Commitments shall specify the amount of the Revolving Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall: (a) specify the Revolving Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 6.2 hereof) to be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 24 shall be a Business Day). Each notice of borrowing, Conversion, continuation, or prepayment shall be substantially in the form of Exhibit "E" hereto. The Agent shall notify the Banks of the contents of each such notice on the date of the Agent's receipt of the same or, if received on or after 12:30 p.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Revolving Loan, or the duration of any Interest Period for any Eurodollar Account, within the time period and otherwise as provided in this Section 6.3, such Account (if outstanding as a Eurodollar Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Revolving Loans subject to a Eurodollar Account, Convert any Base Rate Accounts into Eurodollar Accounts, or Continue any Eurodollar Account as a Eurodollar Account if the Applicable Rate for such Eurodollar Accounts would exceed the Maximum Rate or if a Default exists.

         Section 6.4. Prepayments.

                  (a) Mandatory. If at any time the Outstanding Revolving Credit exceeds the Borrowing Base, the Borrower shall, within one (1) Business Day after the occurrence thereof prepay the Revolving Loans by the amount of the excess together with any amount due under Section 7.5 or if no Revolving Loans are outstanding and the Outstanding Revolving Credit exceeds the Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations. Each prepayment under this Section 6.4(a) shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 7.5.

                  (b) Optional. Subject to Section 6.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 6.3, prepay or repay any Revolving Loan in full or in part. Revolving Loans subject to a Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 7.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Eurodollar Accounts applicable to the Revolving Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Revolving Loan after such prepayment or repayment.

         Section 6.5. Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as the Required Banks may elect in their sole discretion, subject to
Section 6.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Bank or other Secured Party shall be paid to such Bank or other Secured Party by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account, in the case of a Bank, of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 25 succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 6.6. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Revolving Loan shall be made by the Banks, each payment of commitment fees under Section 2.5 shall be made for the account of the Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 7.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Revolving Loans or Reimbursement Obligations shall be made to the Agent for the account of the Agent or the Banks holding such Revolving Loans or participation interests in the Reimbursement Obligations, as applicable, pro rata in accordance with the respective unpaid principal amounts of such Revolving Loans, Reimbursement Obligations or participation interests held by such Banks; (d) proceeds of Collateral shall be shared first, by each of the Agent and the Banks pro rata in accordance with the respective unpaid amounts of the Obligations then due the Agent and each such Bank and the respective aggregate amount available for drawing under all outstanding Letters of Credit which Agent or such Bank is obligated to fund until paid in full or fully cash collateralized and then shall be shared with any other Secured Party pro rata in accordance with the amount of the Obligations owed to each; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

         Section 6.7. Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 6.8. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 26 in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 6.9. Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 6.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 6.10. Withholding Tax Exemption. Each Foreign Bank agrees that it will deliver to the Borrower and the Agent two duly completed copies of the appropriate United States Internal Revenue Service form, certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Foreign Bank which so delivers such form further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Foreign Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Bank from duly completing and delivering any such form with respect to it and such Foreign Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 6.11. Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Revolving Loan or the issuance of a Letter of Credit under Article 8 hereof to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letters of Credit may be



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 27 subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in Article 8 hereof to the issuance of the Letter of Credit in question were satisfied at the time of such issuance or (ii) the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Letter of Credit as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Effective Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.

                                   ARTICLE 7.

                         Yield Protection and Illegality

         Section 7.1. Additional Costs.

                  (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank which such Bank determines are directly attributable to its making or maintaining of any Revolving Loans subject to Eurodollar Accounts hereunder or its obligation to make any of such Revolving Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Revolving Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                           (i) changes the basis of taxation of any amounts
payable to such Bank under this Agreement or its Revolving Note in respect of any of such Revolving Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Revolving Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                           (ii) imposes or modifies any reserve (other than the
Reserve Requirement), special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Revolving Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                           (iii) imposes any other condition affecting this
Agreement or the Revolving Notes or any of such extensions of credit or liabilities or commitments and which results in additional cost or expense to the Bank.

Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 7.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Revolving Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this Section 7.1(a). If any Bank requests compensation from



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 28 the Borrower under this subsection Section 7.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make Revolving Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 7.4 hereof shall be applicable with respect to such Eurodollar Accounts).

                  (b) Without limiting the effect of the foregoing provisions of this Section 7.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Revolving Loans subject to Eurodollar Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Revolving Loans subject to Eurodollar Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Revolving Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 7.4 hereof shall be applicable).

                  (c) Determinations and allocations by any Bank for purposes of this Section 7.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Revolving Loans or of making or maintaining Revolving Loans or on amounts receivable by it in respect of the Revolving Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 7.2. Limitation on Eurodollar Accounts. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Accounts under a Revolving Loan for any Interest Period therefor:

                  (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Revolving Loans subject to such Eurodollar Accounts as provided in this Agreement; or

                  (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Revolving Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Revolving Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Eurodollar Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Revolving Loans subject to a Eurodollar Account or to Convert Base Rate Accounts into Eurodollar Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Accounts, either prepay the Revolving Loans subject to such Eurodollar Accounts or Convert such Eurodollar Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 7.2 shall be made on a reasonable basis.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

         Section 7.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Revolving Loans subject to a Eurodollar Account hereunder or (b) maintain Revolving Loans subject to a Eurodollar Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Revolving Loans subject to a Eurodollar Account and to Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Revolving Loans subject to a Eurodollar Account (in which case the provisions of Section 7.4 hereof shall be applicable).

         Section 7.4. Treatment of Affected Loans. If the Accounts applicable to a Revolving Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 7.1 or Section 7.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by Section 7.1(b) or Section 7.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 7.1 or Section 7.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Eurodollar Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Eurodollar Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 7.1 or Section
7.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 7.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Eurodollar Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 7.5. Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) Any payment or prepayment of a Revolving Loan subject to a Eurodollar Account or Conversion of a Eurodollar Account for any reason (including, without limitation, the acceleration of the outstanding Revolving Loans pursuant to Section 13.2(a)) on a date other than the last day of an Interest Period for the applicable Eurodollar Account; or

                  (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 8 to be satisfied) to borrow or prepay a Revolving Loan subject to a Eurodollar Account, or Convert a Base Rate Account to a Eurodollar Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Account (or, in the case of a



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 30 failure to borrow, the Interest Period for such Eurodollar Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 7.6. Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section 7.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this
Section 7.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is six (6) months prior to the date the Bank gives such demand for compensation to the Borrower.

                                   ARTICLE 8.

                              Conditions Precedent

         Section 8.1. Agreement. The effectiveness of this Agreement to amend and restate the Prior Credit Agreement is subject to the condition precedent that the Agent shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of the Parent certified by its Secretary or an Assistant Secretary, which authorize:
(i) its execution, delivery, and performance of the Loan Documents to which it is, or is to be, a party; (ii) its execution, delivery, and performance, as the sole managing member of Tufco LLC, of the Loan Documents to which Tufco LLC is, or is to be, a party; (iii) Tufco LLC's execution, delivery, and performance, on behalf of and as the managing general partner of the Borrower, of the Loan Documents to which the Borrower is, or is to be, a party; (iv) the formation of Tufco LLC, and (v) the consummation of the Mergers.

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Parent, certifying the name of each of such party's officers (i) who are authorized to sign the Loan Documents to which the Parent, Tufco LLC or the Borrower is, or is to be, a party on behalf of such party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

                  (c) Articles of Incorporation. The certificate of formation of Tufco LLC certified by the Secretary of State of Delaware (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date. The articles of incorporation of the Parent certified by the



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 31

Secretary of State of Delaware and dated a current date or a certificate certified by the Secretary or an Assistant Secretary of the Parent certifying that the articles of incorporation delivered in connection with the Prior Credit Agreement have not been revised or otherwise modified since the Previous Closing Date. The certificate of limited partnership of the Borrower certified by the Secretary of State of Delaware and dated a current date or a certificate certified by the Secretary or an Assistant Secretary of the Parent, as the sole managing member of Tufco LLC, the managing general partner of the Borrower, certifying that the certificate of limited partnership of the Borrower delivered in connection with the Prior Credit Agreement has not been revised or otherwise modified since the Previous Closing Date.

                  (d) Bylaws; Partnership Agreement. The limited liability company agreement of Tufco LLC certified the Secretary or an Assistant Secretary of the Parent, as sole managing member of Tufco LLC. The bylaws of the Parent certified by the Secretary or the Assistant Secretary of the Parent or a certificate certified by the Secretary or an Assistant Secretary of the Parent certifying that the bylaws delivered in connection with the Prior Credit Agreement have not been revised or otherwise modified since the Previous Closing Date. All partnership agreements of the Borrower certified by the Secretary or the Assistant Secretary of the Parent, as the sole managing member of Tufco LLC, the managing general partner of the Borrower.

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of the Borrower and each Guarantor as to its existence and good standing in such jurisdiction and copies of applications to do business as a foreign entity filed with the appropriate government officials of each jurisdiction in which the Borrower and each Guarantor is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, all dated a current date.

                  (f) Second Amended and Restated Revolving Note. The Second Amended and Restated Revolving Note executed by the Borrower.

                  (g) Collateral Documents and Collateral. The Amended and Restated Master Security Agreement executed by the Borrower and each of the Guarantors. The Master Guaranty executed by each of the Guarantors. UCC, tax and judgment Lien search reports listing all documentation on file against Tufco LLC in each jurisdiction in which Tufco LLC is located, or organized or registered; and such other executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens.

                  (h) Corporate Restructure. Evidence satisfactory to the Agent that the Mergers shall have occurred and the Agent shall have received copies of all the Merger Documents and any documents and resolutions necessary to authorize the Mergers which the Agent may request.

                  (i) Purchase Agreements. A certificate of the Borrower certifying that the Sale has closed on the Closing Date and the Asset Purchase Agreement and the Manning Property Purchase Agreement have been executed. The Agent shall have received duly executed copies of the Asset Purchase Agreement, the Manning Property Purchase Agreement, all resolutions necessary to authorize the Sale and execution of the Asset Purchase Agreement and the Manning Property Purchase Agreement, and any other documents related to the Sale.

                  (j) Opinion of Counsel. Favorable opinion of legal counsel to the Parent and the Subsidiaries, as to such matters as the Agent may request.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 32

                  (k) Fees and Expenses. Evidence that all fees and other amounts due and payable on the Closing Date to the Agent or any Bank, including the costs and expenses (including attorneys' fees) referred to in Section 15.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 8.2. All Extensions of Credit. The obligation of each Bank to make any Revolving Loan or the obligation of the Agent to issue any Letter of Credit is subject to the following additional conditions precedent:

                  (a) No Default. No Default shall have occurred and be continuing, or would result from such Revolving Loan or Letter of Credit and the making of such Revolving Loan or the issuing of such Letter of Credit shall not cause the Outstanding Revolving Credit to exceed the Borrowing Base;

                  (b) Representations and Warranties. All of the representations and warranties contained in Article 9 hereof and in the other Loan Documents shall be true and correct on and as of the date of such extensions of credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                  (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Section 8.2(a) and
Section 8.2(b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing or issuance of a Letter of Credit).

         Section 8.3. Reserved.

         Section 8.4. Bond L/Cs. The obligation of the Agent to issue the Wisconsin Bond L/C shall be subject to the satisfaction of the following additional conditions precedent on or before the date such letter of credit is issued, each in form and substance satisfactory to the Agent:

                  (a) Receipt by the Agent of: (i) any modifications to the Bond Documents relating to the Wisconsin Bonds as the Agent may request necessary to effectuate the Wisconsin Bond L/C; (ii) reasonable evidence that references to "Bank" and "Reimbursement Agreement" in such Bond Documents relating to the Wisconsin Bonds shall mean JPMorgan and this Agreement, respectively; and (iii) evidence that the Initial Wisconsin L/C and the Existing Wisconsin L/C have been returned to the Agent or Wachovia Bank, National Association, as applicable, and terminated simultaneously with the issuance of the Wisconsin Bond L/C;

                  (b) Receipt by the Agent of evidence that the Wisconsin Bonds to be supported by the issuance of the Wisconsin Bond L/C are still outstanding in an amount equal to the principal component of the face amount of the Wisconsin Bond L/C to be issued; and

                  (c) Receipt by the Agent of evidence that all consents and approvals required to be obtained in connection with the substitution of the letter of credit under the Bond Documents have been obtained and that all other conditions to the substitution of the letter of credit under the Bond Documents have been satisfied.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

                                   ARTICLE 9.

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Parent and the Borrower each represents and warrants to the Agent and the Banks that:

         Section 9.1. Corporate Existence. The Borrower and each Obligated Party
(a) is a corporation or other entity (as reflected on Schedule 9.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower and each Obligated Party has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents and the Bond Documents to which it is or may become a party. As of the Closing Date, the Borrower and each Obligated Party has the corporate power and authority to execute, deliver, and perform their respective obligations under the Merger Documents to which it is a party.

         Section 9.2. Financial Statements. The Parent has delivered to the Agent and the Banks audited consolidated financial statements of the Parent and the Subsidiaries as of and for the Fiscal Year ended September 30, 2002 and an unaudited consolidated financial statement of the Parent and the Subsidiaries for the Fiscal Quarter ending December 31, 2002. Such financial statements, have been prepared in accordance with GAAP and present fairly, in all material respects, on a consolidated basis, the financial condition of the Parent and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Obligated Parties has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, or properties of the Parent and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this
Section 9.2. The Parent has delivered to the Agent the Projections (as defined below) of the Parent giving effect to the Sale and the Mergers and such
Projections: (i) were prepared based on good faith estimates and assumptions which are believed by the Parent to be reasonable, (ii) are based on the best information available to the Parent after due inquiry and (iii) represent fairly, in all material respects, the pro forma financial position of the Parent and the Subsidiaries as of the date thereof as if the Sale and the Mergers had occurred on such date. As used herein the term "Projections" shall mean Parent's pro forma balance sheet as of December 31, 2002 and pro forma income statement, each reflecting the removal (sale) of the paint sundries division against 2002 actuals and 2003 budgets reflecting assumptions made at that time.

         Section 9.3. Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Obligated Party (including, with respect to the Merger Documents, Tufco Tech, Inc., Tufco, Inc., Tufco Technologies, Inc., and TFCO, Inc.) of the Loan Documents, the Bond Documents and the Merger Documents (provided, however, the representation contained in this Section 9.3 with respect to the Merger Documents is made only as of the Closing Date) to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of the Borrower or any of the Obligated Parties, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or (iii) any material agreement or instrument to which the Borrower or any Obligated Party is a party or by



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 34 which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Obligated Party.

         Section 9.4. Operation of Business. The Borrower and each of the Obligated Parties possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of the Obligated Parties are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Litigation and Judgments. As of the Closing Date, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Obligated Party, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding final judgments against the Borrower or any Obligated Party for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) for which a stay of execution has not been procured and is continuing in effect.

         Section 9.6. Rights in Properties; Liens. The Borrower and each Obligated Party have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 9.2, and none of the properties, assets, or leasehold interests of the Borrower or any Obligated Party is subject to any Lien, except as permitted by Section 11.2.

         Section 9.7. Enforceability. The Loan Documents, the Bond Documents and the Merger Documents to which the Borrower or any Obligated Party is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Obligated Party, as applicable, enforceable against the Borrower or the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 9.8. Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by the Borrower or any Obligated Party of the Loan Documents, the Bond Documents and the Merger Documents (provided, however, the representation contained in this Section 9.8 with respect to the Merger Documents is made only as of the Closing Date) to which each is or may become a party or for the validity or enforceability thereof have been obtained or made.

         Section 9.9. Debt. The Borrower and the Obligated Parties have no Debt, except as permitted by Section 11.1.

         Section 9.10. Taxes. The Borrower and each Obligated Party have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Obligated Party by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Obligated Party.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 35

         Section 9.11. Margin Securities. Neither the Borrower nor any Obligated Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 9.12. ERISA. The Borrower and each Obligated Party are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. Neither the Borrower nor any ERISA Affiliate currently or in the last six years has participated in or contributed to a Multiemployer Plan or a defined benefit plan within the meaning of Section 3(35) of ERISA. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will exceed One Hundred Thousand Dollars ($100,000).

         Section 9.13. Disclosure. All factual information furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         Section 9.14. Subsidiaries. As of the Closing Date, the Parent has no Subsidiaries other than those listed on Schedule 9.14 hereto. Schedule 9.14 sets forth the organizational type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Parent's or a Subsidiary's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and, the authorized, issued, and outstanding capital stock (or other equity interests) of each such Subsidiary. All of the outstanding capital stock (or other equity interests) of each Subsidiary listed on Schedule 9.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any of the Parent's Subsidiaries except as disclosed on Schedule 9.14.

         Section 9.15. Agreements. Neither the Borrower nor any Obligated Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Obligated Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 36

         Section 9.16. Compliance with Laws. Neither the Borrower nor any Obligated Party is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 9.17. Investment Company Act. Neither the Borrower nor any Obligated Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 9.18. Public Utility Holding Company Act. Neither the Borrower nor any Obligated Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 9.19. Environmental Matters. Except as set forth on Schedule 9.19:

                  (a) The Borrower, each Obligated Party, and all of their respective properties, assets, and operations are in material compliance with all applicable Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which are reasonably likely to interfere with or prevent the material compliance or continued material compliance of the Borrower and the Obligated Parties with all Environmental Laws;

                  (b) The Borrower and each Obligated Party have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and the Obligated Parties are in material compliance with all of the terms and conditions of such permits;

                  (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Obligated Party by the Borrower or any Obligated Party, and to the knowledge of the Borrower, no Hazardous Materials are present at such properties, except in material compliance with Environmental Laws. The use which the Borrower and the Obligated Parties make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                  (d) Neither the Borrower nor any of the Obligated Parties nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to
(i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) Neither the Borrower nor any of the Obligated Parties owns or operates a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Obligated Parties are in material compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (f) Neither the Borrower nor any of the Obligated Parties has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 37

                  (g) No Lien arising under any Environmental Law is attached to any property or revenues of the Borrower or the Obligated Parties.

         Section 9.20. Solvency. The Borrower and each Obligated Party, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         Section 9.21. Benefit Received. The Borrower and the Obligated Parties will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party.

                                  ARTICLE 10.

                               Positive Covenants

         The Parent and the Borrower covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, they will perform and observe the following positive covenants:

         Section 10.1. Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

                  (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ending on September 30, 2003, a copy of the following financial statements of the Parent and the Subsidiaries on an audited, consolidated basis, and, if requested by the Agent, on an unaudited, consolidating basis: balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail. Each of the audited financial statements shall be certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (provided, however, notwithstanding the preceding, the financial statements required to be delivered pursuant to this Section 10.1(b) for the Fiscal Quarter ending on March 31, 2003 shall be delivered as soon as available, and in any event within sixty (60) days after March 31, 2003), a copy of an unaudited financial report of the Parent and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended containing, on a consolidated basis and, if requested by the Agent, on a consolidating basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified by a Responsible Party of the Parent to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Parent and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 38

                  (c) Compliance Certificate. With respect to: (i) the Fiscal Quarter ending March 31, 2003, within sixty (60) days after the end of such Fiscal Quarter; (ii) the Fiscal Quarter ending on June 30, 2003 and each Fiscal Quarter thereafter, within forty-five (45) days after the end of each Fiscal Quarter, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

                  (d) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year, the Parent will deliver its consolidated forecasted profit and loss statement for the current Fiscal Year set forth on a Fiscal Quarter by Fiscal Quarter basis consistent with the Parent's historical financial statements, together with appropriate supporting details, a statement of underlying assumption and a proforma projection of the Parent's compliance with the financial covenants in this Agreement for the same period;

                  (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Parent or any of the Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or properties of the Parent or any of the Subsidiaries;

                  (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Obligated Party which, if determined adversely to the Borrower or such Obligated Party, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notice of Default. As soon as possible and in any event within five (5) Business Days after a Responsible Party of the Borrower or a Responsible Party of any Obligated Party has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (h) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Obligated Party files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Obligated Party knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Obligated Party has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of a Responsible Party of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto. The Borrower will provide to the Agent at least thirty (30) days prior written notice before the Borrower or any ERISA Affiliate incurs any liability with respect to a Multiemployer Plan or becomes the sponsor of or obligated with respect to any defined benefit plan with the meaning of Section 3(35) of ERISA;

                  (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section 10.1;

                  (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after a Responsible Party of the Borrower or a Responsible Party of any Obligated Party has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 39

                  (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Obligated Party to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Obligated Party with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (l) Borrowing Base Certificate. As soon as available, and in any event within thirty (30) days after the end of each calendar month a completed Borrowing Base Certificate, calculating and certifying the Borrowing Base, and an accounts receivable aging report prepared consistent with the Parent's current accounting practices, each as of the end of the immediately preceding month, signed on behalf of the Parent by a Responsible Party of the Parent to be true and correct as of the date thereof; and

                  (m) General Information. Promptly, such other information concerning the Borrower or any Obligated Party as the Agent or any Bank may from time to time reasonably request.

         Section 10.2. Maintenance of Existence; Conduct of Business. The Parent will, and will cause each of the Subsidiaries to, preserve and maintain (i) its existence (except as permitted by Section 11.3) and (ii) all of its privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Parent will, and will cause each of the Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 10.3. Maintenance of Properties. The Parent will, and will cause each of the Subsidiaries to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear, tear and casualty).

         Section 10.4. Taxes and Claims. The Parent will, and will cause each of the Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Parent nor any of the Subsidiaries shall be required to pay or discharge: (i) any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established or (ii) any taxes, levies, assessments, or governmental charges which, in any individual case or in the aggregate, would exceed Five Thousand Dollars ($5,000).

         Section 10.5. Insurance. The Parent will, and will cause each of the Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which each operates, provided that in any event the Parent and the Borrower will maintain and cause each of the Subsidiaries to maintain worker's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and professional liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled or materially changed without fifteen (15) days prior written notice to the Agent.

         Section 10.6. Inspection Rights. Upon prior notice and from time to time during normal business hours, the Parent will, and will cause each of the Subsidiaries to, permit representatives of the Agent to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. When a Default exists, the prior notice described in the first



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 40 sentence of this Section 10.6 shall not be required. The representatives of any Bank may accompany the Agent during any examination, visit, inspection or discussions under this Section 10.6.

         Section 10.7. Keeping Books and Records. The Parent will, and will cause each of the Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 10.8. Compliance with Laws. The Parent will, and will cause each of the Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws and ERISA), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 10.9. Compliance with Agreements. The Parent will, and will cause each of the Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 10.10. Further Assurances and Collateral Matters.

                  (a) Further Assurance. The Parent will, and will cause each of the Subsidiaries to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and the Bond Documents in favor of the Agent and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Default, neither the Parent nor any Subsidiary shall be required to:

                           (i) obtain any Lien acknowledgments, control or
agency agreements from any institution holding a bank account identified pursuant to the Amended and Restated Master Security Agreement;

                           (ii) cause the Agent's Lien to be noted on any
certificate of title evidencing any equipment if, at the time of such notation or at the time of acquisition, (i) such equipment is subject to a lease or (ii) such equipment, in the aggregate, has a book value of less than One Hundred Thousand Dollars ($100,000) (the Parent represents to the Agent and the Banks that as of the Closing Date the aggregate book value of such equipment is less than One Hundred Thousand Dollars ($100,000));

                           (iii) obtain control over any commodity or security
account, any chattel paper or letter of credit right now or hereafter identified in or pursuant to the Amended and Restated Master Security Agreement;

                           (iv) obtain waivers, subordinations or
acknowledgments from any third party who, individually, has possession or control of Collateral if the aggregate book value of the Collateral in such third party's possession or control is less than or equal to Thirty-Five Thousand Dollars ($35,000) (the Parent represents to the Agent and the Banks that, as of the Closing Date, no third party, individually, has possession or control of Collateral having an aggregate book value greater than Thirty-Five Thousand Dollars ($35,000)); or

                           (v) obtain waivers, subordinations or acknowledgments
from third parties who have possession or control of Collateral if the aggregate book value of such Collateral is less than or equal to One Hundred Thousand Dollars ($100,000) (the Parent represents to the Agent and the Banks



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 41 that, as of the Closing Date, the aggregate book value of the Collateral in possession or control of third parties is less than One Hundred Thousand Dollars ($100,000)).

         If a Default occurs and the Agent requests, then the Parent shall take such action as the Agent may reasonably request to perfect and protect the Liens of the Agent in any of the foregoing Collateral described in this clause (a).

                  (b) Subsidiary Pledge. Upon the creation or acquisition of any Subsidiary, the Parent shall cause such Subsidiary to execute and deliver a Joinder Agreement and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by the Master Guaranty and the Amended and Restated Master Security Agreement.

                  (c) Borrower Pledge of Subsidiary Stock. If any Subsidiary to the Parent is created or acquired after the Closing Date, the Parent or the applicable Subsidiary shall execute and deliver to the Agent an amendment to the Amended and Restated Master Security Agreement, describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary as collateral for the payment of the Obligations, and the Parent or the applicable Subsidiary shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank.

                  (d) Mortgages; Title Insurance; Surveys and Related Documentation.

                           (i) Title Insurance. Within sixty (60) days following
a request by the Agent which may be made at any time, the Borrower shall deliver or cause to be delivered to the Agent lender's title insurance policies issued by title insurers satisfactory to the Agent (the "Mortgage Policies") in form and substance and in amounts satisfactory to the Agent assuring the Agent that the Mortgages which cover properties owned in fee simple are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all material defects and encumbrances except as approved by the Agent, provided that the Borrower shall not be required to deliver such Mortgage Policies unless the fair market value of the property related to such Mortgage Policy is equal to or greater than Five Hundred Thousand Dollars ($500,000). The Mortgage Policies shall be in form and substance satisfactory to the Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that the Agent may request, and shall provide for affirmative insurance and such reinsurance as the Agent may request. In the case of each leasehold constituting Additional Mortgaged Property, the Agent shall have received simultaneous with any Mortgage covering Additional Mortgage Property a copy of the underlying lease, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by the Agent, which letters shall be in form and substance satisfactory to the Agent.

                           (ii) Additional Mortgaged Property. The Agent may
from time to time designate real property or leasehold interests of the Borrower, the Parent or any Subsidiary after the date hereof as "Additional Mortgaged Property", in which case the Borrower or the Parent, whichever applicable, shall, or shall cause the applicable Subsidiary, as promptly as possible (and in any event within sixty (60) days after such designation) deliver to the Agent a fully executed Mortgage, in form and substance satisfactory to the Agent together with title insurance policies, surveys, appraisals, environmental reports and other documentation required by this
Section 10.10, provided, however, that the Agent may only designate real property or leasehold interests as Additional Mortgaged Property if the fair market value of the real property or leasehold interest is equal to or greater than Five Hundred Thousand Dollars ($500,000). The Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, the Agent shall



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 42 have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except as permitted by Section 11.2.

                           (iii) Surveys. Within sixty (60) days after the
Agent's request, the Borrower shall deliver or cause to be delivered to the Agent current surveys of each parcel of the Mortgaged Property or Additional Mortgaged Property as the Agent may designate, such survey's to be certified by a licensed surveyor meeting ALTA requirements. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue a lender's policy.

                           (iv) Appraisals. If requested by the Agent or
required by applicable law, the Borrower shall deliver or cause to be delivered from time to time to the Agent a current appraisal of each Mortgaged Property and each Additional Mortgaged Property, such appraisals to be in form and substance satisfactory to the Agent.

                           (v) Environmental Reports. If the Agent at any time
has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising thereunder of, the Borrower, the Parent or any Subsidiary or related to any Mortgaged Property or Additional Mortgaged Property or real property adjacent to any Mortgaged Property or Additional Mortgaged Property, then the Borrower agrees, upon the written request of the Agent to provide the Agent with such environmental reports and assessments, certificates, engineering studies or other written material or data as the Agent may reasonably require relating thereto. If the Agent at any time has reasonable basis to believe that there may be a violation of any Environmental Laws by, or any liability arising thereunder of, the Borrower, the Parent or any Subsidiary or related to any real property owned, leased or operated by the Borrower, the Parent or any Subsidiary (other than the Mortgaged Property) or any property adjacent to such property which violation or liability is reasonably likely to have a Material Adverse Effect, then the Borrower agrees, upon the written request of the Agent to provide the Agent with such environmental reports and assessments, certificates, engineering studies or other written material or data as the Agent may require relating thereto.

                  (e) Environmental Remediation In the event that the Agent reasonably determines from the environmental reports or information delivered pursuant to clause (d)(v) of this Section 10.10 or pursuant to any other information, that Remedial Action is necessary with respect to the Borrower, the Parent or any Subsidiary or its property, the Borrower shall take such Remedial Action or other action as the Agent may reasonably require to cure, or protect against, any material violation or potential violation of any Environmental Laws or any material actual or potential Environmental Liability.

         Section 10.11. ERISA. The Parent will, and will cause each of the Subsidiaries to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

         Section 10.12. Redemption of Bonds. The Parent will cause the Borrower to make annual optional redemptions of the Wisconsin Bonds pursuant to section 4.01(d) of that certain Trust Indenture dated as of May 1, 1992 between the Village of Ashwaubenon and Norwest Bank Wisconsin, National Association (now known as Wells Fargo Bank Minnesota, National Association), as trustee (as the same has been amended and may be further amended, the "Wisconsin Indenture"), such annual optional redemption in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) and made on the Interest Rate Adjustment Date (as defined in the Wisconsin Indenture) nearest to but not later than one Business Day (as defined in the Wisconsin Indenture) after: (i) May 22, 2003 and (ii) May 1 of each year thereafter commencing May 1, 2004.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 43

         Section 10.13. Governmental Certificates. As soon as available, the Parent shall cause to be delivered to the Agent certificates of the appropriate government officials of each jurisdiction in which the Borrower and each Guarantor is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's or each Guarantor's qualification to do business and good standing in such jurisdiction.

                                  ARTICLE 11.

                               Negative Covenants

         The Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, they will perform and observe the following negative covenants:

         Section 11.1. Debt. The Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                  (a) Debt to the Agent and the Banks pursuant to the Loan Documents and existing Debt described on Schedule 11.1;

                  (b) Intercompany Debt owed by any Subsidiary to the Parent or any other Subsidiary; provided that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise), (ii) such Debt must be incurred in the ordinary course of business and on terms customary for intercompany borrowings or must be made on such other terms and provisions as the Agent may reasonably require, and
(iii) the Parent or its applicable Subsidiary shall have granted the Agent a Lien on its right, title and interest in and to such Debt and all Liens securing the payment thereof;

                  (c) Debt not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 11.2;

                  (d) Obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Parent's or one of the Subsidiaries' behalf in accordance with the policies issued to the Parent and the Subsidiaries;

                  (e) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding Two Hundred Fifty Thousand Dollars ($250,000) in aggregate liability;

                  (f) Debt arising in connection with any interest rate swap, cap, collar or similar agreements entered into to enable Borrower to fix or limit its actual interest expense;

                  (g) Debt arising under the terms of the Bond Documents; and

                  (h) Debts, other than the Debts specifically described in clauses (a) through (g) of this Section 11.1, which in the aggregate do not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

         Section 11.2. Limitation on Liens. The Parent will not, and will not permit any of the Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (a), (b), (c), (d), (e),
(g) and (h):

                  (a) Existing Liens disclosed on Schedule 11.2 hereto and any replacement, renewal or extension thereof that do not increase the outstanding principal amount thereof or extend to any additional assets;

                  (b) Liens in favor of the Agent for the benefit of itself and the other Secured Parties pursuant to the Loan Documents;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Parent or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to secure payments of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

                  (g) Liens for purchase money obligations and Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 11.1; and (ii) any such Lien encumbers only the asset so purchased;

                  (h) Liens related to any attachment or judgment not constituting an Event of Default;

                  (i) Liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement; and

                  (j) Liens in favor of Wachovia Bank National Association related to cash or cash equivalents in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) pledged by the Borrower to Wachovia Bank National Association to secure the obligations of the Borrower under any interest rate protection agreement in existence as of the Previous Closing Date and entered into by the Borrower and Wachovia Bank National Association.

Neither the Parent nor any of the Subsidiaries shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Parent or any such Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, neither the Parent



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 45 nor the Borrower will, and each will not permit any of the Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such companies to: (1) pay dividends or make any other distribution on any of such company's capital stock (or other equity interests) owned by the Parent or any of the Subsidiaries; (2) subject to subordination provisions, pay any Debt owed to the Parent or any of the Subsidiaries; (3) make loans or advances to the Parent or any of the Subsidiaries; or (4) transfer any of its property or assets to the Parent or any of the Subsidiaries.

         Section 11.3. Mergers, Etc. The Parent will not, and will not permit any of the Subsidiaries to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (a) the Parent and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in Section 11.5; (b) if no Default exists or would result, any Subsidiary (other than the Borrower) may merge into or consolidate with the Borrower, the Parent or any other Subsidiary if, with respect to a merger into a Subsidiary, the surviving Person is or becomes a wholly owned Subsidiary directly owned by the Parent, assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 9.20 hereunder after giving effect to such merger or consolidation, and (c) the Parent or any wholly owned Subsidiary directly owned by the Parent (the "Acquiring Company") may acquire all or substantially all of the assets of any other Subsidiary (a "Transferring Subsidiary"), other than the Borrower, if the Acquiring Company assumes all the Transferring Subsidiary's liabilities (including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party) and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate.

         Section 11.4. Restrictions on Dividends and other Distributions. The Parent will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or other equity interest) of the Parent or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or other equity interest) of the Parent or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock (or other equity interest) of the Parent or any Subsidiary now or hereafter outstanding; except that if no Default exists or would result therefrom: (i) Subsidiaries may make, declare and pay dividends and make other distributions with respect to their capital stock (or other equity interest) for the sole purpose of enabling the Parent to pay the actual cash taxes of the Parent attributable to the earnings of the Subsidiaries and (ii) Parent may declare and pay dividends and repurchase or redeem its capital stock with proceeds of the Sale as long as the aggregate amount of the following do not exceed $4,000,000 during the entire term of this Agreement: (A) any such dividend paid from the proceeds of the Sale, (B) any such repurchase or redemption of stock paid from the proceeds of the Sale and (C) any Capital Expenditures made pursuant to clause (A) of Section 12.3. For the avoidance of doubt, this Section shall not be deemed to prohibit the Borrower from making payments at any time to pay the Parent's expenses incurred in the ordinary course of the Parent's and the Borrower's businesses and such payments may be made to the Parent or on behalf of the Parent.

         Section 11.5. Investments. The Parent will not, and will not permit any of the Subsidiaries to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 46

                  (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                  (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000);

                  (c) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                  (d) current trade and customer accounts receivable for services rendered in the ordinary course of business;

                  (e) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in investment of the type described in clauses (a) through (c) of this Section 11.5;

                  (f) advances to employees for business expenses incurred in the ordinary course of business;

                  (g) existing investments described on Schedule 11.5 hereto or investments in Subsidiaries existing as of the Closing Date;

                  (h) loans, advances and other extensions of credit to Subsidiaries made in accordance with the restrictions set forth in Section 11.1(b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                  (i) Guarantees permitted by Section 11.1;

                  (j) in addition to advances made pursuant to clause (f) above, loans to employees provided that the aggregate outstanding amount of all loans to employees does not exceed Two Hundred Seventy Five Thousand Dollars ($275,000) at any time outstanding; and

                  (k) shares of stock of the Parent repurchased or redeemed from the proceeds of the Sale pursuant to clause (ii) of the proviso in Section 11.4.

For the avoidance of doubt, this Section shall not be deemed to prohibit the Borrower from making payments at any time to pay the Parent's expenses incurred in the ordinary course of the Parent's and the Borrower's businesses and such payments may be made to the Parent or on behalf of the Parent.

         Section 11.6. Limitation on Issuance of Capital Stock. The Parent will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or other equity interests), (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or other equity interests), or (c) any option, warrant, or other right to acquire any of its capital stock (or other equity interests); provided, however, that the Parent or any Subsidiary may issue Securities in connection with (i) any existing employee or director stock options or existing employee or director stock option plans or (ii) any business acquisition that is consented to by the Required Banks.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 47

         Section 11.7. Transactions With Affiliates. The Parent will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Parent or such Subsidiary, except: (a) in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiaries' business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Parent or such Subsidiary; (b) management fees and indemnification payments paid under the terms of that certain Amended and Restated Consulting Agreement dated as of January 28, 1994, among Tufco Technologies, Inc., Tufco Industries, Inc., Executive Converting Corporation, Bradford Investment Partners, L.P. and Bradford Ventures Ltd., as the same may be amended by the Parent's board of directors; (c) fees and expenses paid to members of the Parent's Board of Directors for their services as directors of the Parent in the ordinary course of business; and (d) typical indemnification agreements (including those contained in the bylaws) granted in favor of officers, directors and shareholders protecting them from claims made in their capacities as such. For the avoidance of doubt, this Section shall not be deemed to prohibit the Borrower from making payments at any time to pay the Parent's expenses incurred in the ordinary course of the Parent's and the Borrower's businesses and such payments may be made to the Parent or on behalf of the Parent.

         Section 11.8. Disposition of Assets. The Parent will not, and will not permit any of the Subsidiaries to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment, or other equipment that is replaced by equipment of equal or greater value; (c) the sale, discount or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection in accordance with past practices; and (d) if no Default exists or would result therefrom, other dispositions of assets if the aggregate book value of the assets disposed of does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate during any twelve (12) month period.

         Section 11.9. Lines of Business. The Parent will not, and will not permit any of the Subsidiaries to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and any businesses which are similar or related to those currently engaged in by such company.

         Section 11.10. Sale and Leaseback. The Parent will not, and will not permit any of the Subsidiaries to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 11.11. Prepayment of Debt. Except for optional redemptions required pursuant to Section 10.12, the Parent will not, and will not permit any of the Subsidiaries to, prepay or optionally redeem any Debt other than the Obligations or required prepayments or redemptions under the Bond Documents.

         Section 11.12. Tax Exempt Status of Bonds. The Parent will not, and will not permit the Subsidiaries to, take any action or omit to take any action with respect to the proceeds of the sale of the Wisconsin Bonds, any earnings and profits from the investment thereof, or any amounts expected to be used to pay (or pledged as security for) principal thereof or interest thereon which if taken or omitted, respectively, would result in constituting any Bond an "arbitrage bond" within the meaning of Section 148 of the Code or otherwise adversely affect any exemption from federal income tax of interest on any Bond under the Code.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 48

         Section 11.13. Article 8. If any of the Collateral consists of interests in a partnership or limited liability company, the Parent shall not permit such interest to be evidenced by a certificate or to become a "security" governed by the provisions of Article 8 of the UCC.

                                  ARTICLE 12.

                               Financial Covenants

         The Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Parent will perform and observe the following financial covenants:

         Section 12.1. Fixed Charge Coverage. As of the end of each Fiscal Quarter falling in the periods set forth in the table below, the Parent shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the applicable period in the table below:

                            Period                                           Ratio
                            ------                                           -----
                  8/15/2002 through 6/30/2003                             1.10 to 1.00

                  7/1/2003 and thereafter                                 1.20 to 1.00

For purposes of this Section 12.1 the following terms shall have the following meanings:

                  "Fixed Charge Coverage Ratio" means as of any Fiscal Quarter end, the ratio of Cash Flow to Fixed Charges, both calculated for the four (4) Fiscal Quarters then ended.

                  "Cash Flow" means, for any period, the total of the following for the Parent and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) EBITDA; plus (B) any expenses actually paid during such period under Synthetic Leases to the extent deducted in determining Consolidated Net Income or EBITDA and not added in determining EBITDA; minus (C) cash income or franchise taxes actually paid during such period.

                  "Consolidated Net Income" means, for any period, the Parent's consolidated net income (or loss) determined in conformity with GAAP (with inventory being valued at the lower of (i) its fair market value or (ii) its historical cost measured on a first-in, first-out basis), but excluding to the extent included and without duplication:

                           (a) any extraordinary, nonrecurring or non-operating
                  gain or revenue;

                           (b) any extraordinary, nonrecurring or non-operating
                  loss or expense which is non-cash, provided, however, if the period being calculated includes the Fiscal Quarter ended March 31, 2002, such loss or expense attributable to the write down of the value of assets in such quarter to the extent deducted in determining Consolidated Net Income and not otherwise taken into account in the calculation thereof shall not exceed an amount equal to the lesser of (i) the amount actually attributable to the write down of the value of assets realized in such quarter to the extent deducted in determining Consolidated Net Income and


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 49
                  not otherwise taken into account in the calculation thereof or
                  (ii) Three Hundred Eleven Thousand Two Hundred Sixty-Three Dollars ($311,263);

                           (c) any gains or losses realized upon the sale or
                  other disposition of any capital stock or debt security of the Parent or any Subsidiary;

                           (d) any gains or losses from the disposal of a
                  discontinued business;

                           (e) any net gains or losses arising from the
                  extinguishment of any debt of the Parent or any Subsidiary;

                           (f) any restoration to income of any contingency
                  reserve relating to any long term assets or long term liability, except to the extent that provision for such reserve was made out of income accrued during such period;

                           (g) the cumulative effect of any change in an
                  accounting principle on income of prior periods, provided, however, if the period being calculated includes the Fiscal Quarter ended March 31, 2002, such exclusion shall not exceed the lesser of (i) the amount attributable to the impairment of goodwill resulting from the compliance with statement number 142 of the FASB and included in Consolidated Net Income during the Calculation Period or (ii) $4,851,591;

                           (h) any deferred credit representing the excess of
                  equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;

                           (i) the income from any sale of assets in which the
                  book value of such assets prior to their sale had been the book value inherited by the Parent or Subsidiary from a transfer of such assets;

                           (j) the income (or loss) of any Person (other than a
                  Subsidiary) in which the Parent or a Subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Parent or Subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Parent or Subsidiary in such Person for the purpose of funding any deficit or loss of such Person;

                           (k) any reduction in or addition to income tax
                  expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;

                           (l) any reduction in or addition to income tax
                  expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;

                           (m) any gains or losses attributable to returned
                  surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 50
                  return on pension-plan assets over (ii) the pension obligation's service cost and interest cost;

                           (n) the income or loss of any Person acquired by the
                  Parent or a Subsidiary for any period prior to the date of such acquisition; and

                           (o) the income from any sale of assets in which the
                  accounting basis of such assets had been the book value of any Person acquired by the Parent or a Subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Parent or such Subsidiary.

                  "EBITDA" means, for any period, the total of the following calculated for the Parent and the Subsidiaries without duplication on a consolidated basis for such period: (a) Consolidated Net Income; plus
         (b) any deduction for (or less any gain from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

                  "Fixed Charges" means, as of any date of determination, the total of the following for the Parent and the Subsidiaries calculated on a consolidated basis without duplication: (a) cash interest expense for the period of determination (including the interest portion of Capital Lease Obligations); plus (b) scheduled principal payments on Debt scheduled to become due and payable in the 12 completed months following the date of determination; plus (c) Capital Expenditures for the period of determination (except Capital Expenditures (i) excluded when determining compliance with Section 12.3 pursuant to clause (A) thereof or (ii) financed with other Debt permitted by Section 11.1); plus (d) any expenses actually paid during the period of determination under Synthetic Leases.

         Section 12.2. Working Capital. The Parent will at all times maintain Working Capital of no less than Six Million One Hundred Thousand Dollars ($6,100,000). The term "Working Capital" means, at any time, the sum of: (a) consolidated current assets; minus (b) the sum of (i) consolidated current liabilities, plus (ii) to the extent not already included in consolidated current liabilities, the aggregate outstanding principal amount of the Revolving Loans.

         Section 12.3. Capital Expenditures. The Parent shall not permit the aggregate amount of Capital Expenditures for any Fiscal Year to exceed an amount equal to the sum of the Yearly Limit plus the Carryover Amount; provided, however, when determining compliance with this Section 12.3: (A) Capital Expenditures made solely from the proceeds of the Sale shall not be included as Capital Expenditures for purposes of this Section 12.3 so long as the aggregate amount of the following do not exceed $4,000,000 during the entire term of this
Agreement: (i) any dividend paid pursuant to clause (ii) of the proviso in
Section 11.4, (ii) any repurchase or redemption of stock pursuant to clause (ii) of the proviso in Section 11.4 and (iii) any Capital Expenditures made solely from the proceeds of the Sale (and if the aggregate of the foregoing exceeds $4,000,000, any additional Capital Expenditures made from the proceeds of the Sale shall be included in determining compliance with this Section 12.3); and
(B) if the Fiscal Year ends: (i) September 30, 2002, then total expenditures during the Fiscal Year ending September 30, 2002 to obtain and install the Clipper Converting System up to an amount equal to Two Million Dollars ($2,000,000) shall not be included in Capital Expenditures for such Fiscal Year, or (ii) September 30, 2003, then total expenditures during the Fiscal Year ending September 30, 2003 to obtain and install the Clipper Converting System up to an amount equal to the difference between (x) Two



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

Million Dollars ($2,000,000) minus (y) expenditures during the Fiscal Year ending September 30, 2002 excluded from Capital Expenditures pursuant to the preceding clause (i) shall not be included in Capital Expenditures. Any expenditures in excess of Two Million Dollars ($2,000,000) in the aggregate to obtain and install the Clipper Converting System may be expended under the applicable Yearly Limit. As used in this Section 12.3, the following terms have the following meanings:

                  "Yearly Limit" means (a) for the Fiscal Year ended September 30, 2002, One Million Two Hundred Fifty Thousand Dollars ($1,250,000) and (b) for the Fiscal Year ended September 30, 2003 and each Fiscal Year thereafter, Two Million Dollars ($2,000,000).

                  "Carryover Amount" means an amount equal to the sum of (a) the portion of the Yearly Limit from the immediately preceding Fiscal Year which was not expended by the Parent or any of the Subsidiaries, on a consolidated basis, in such preceding Fiscal Year plus (b) if, and only if, the period being calculated includes a Fiscal Year which starts on or after October 1, 2004, an amount equal to the lesser of (i) 50% of the Excess Cash Flow (as defined below) from the immediately preceding Fiscal Year or (ii) Seven Hundred Fifty Thousand Dollars ($750,000).

                  "Excess Cash Flow" means, for any Fiscal Year, the sum of: (i) EBITDA; minus (ii) cash taxes paid; minus (iii) cash interest expense (including the interest portion of Capital Lease Obligations); minus
         (iv) scheduled principal payments on Debt; minus (v) Capital Expenditures (except Capital Expenditures financed (a) with other Debt permitted by Section 11.1 other than the Revolving Loans or (b) solely from the proceeds of the Sale); plus (vi) any non-operating, nonrecurring, or extraordinary gains or revenue actually received in cash to the extent excluded in determining Consolidated Net Income or EBITDA.

In calculating the Carryover Amount for any Fiscal Year, the Yearly Limit applicable to the previous Fiscal Year shall be deemed to have been utilized first by any Capital Expenditures made in such Fiscal Year.

                                   ARTICLE 13.

                                     Default

         Section 13.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay when due any principal, interest, fees or other Obligations payable under any Loan Document or any part thereof.

                  (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made; provided that if (a) at the time such representation, warranty or certification was made, each of the Borrower and each Obligated Party reasonably believed its accuracy and (b) the circumstances which resulted in the inaccurate or misleading representation, warranty or certification are capable of being remedied, then an Event of Default shall not occur herein on account thereof until twenty (20) days after the earlier of (i) the date the Borrower or any Obligated Party became aware of the inaccurate or



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 52 misleading representation, warranty or certification or (ii) the date the Agent or any Bank provides the Borrower with notice thereof.

                  (c) The Borrower or any Obligated Party shall fail to perform, observe or comply with (i) any covenant, agreement, or term contained in Section 10.1(g), Section 10.2(i), Section 10.6, or Section 10.12, Article 11 or Article 12 of this Agreement or (ii) any covenant, agreement, or term contained in any Loan Document relating to the creation, perfection or protection of the Liens required to be granted to secure the obligation of any Borrower or Obligated Party under the Loan Documents.

                  (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in Section 13.1(c)) and such failure shall continue for a period of twenty (20) days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower has knowledge of such failure and should have, with the exercise of reasonable diligence, notified the Agent thereof in accordance with Section 10.1(g).

                  (e) The Borrower or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                  (f) A proceeding or case shall be commenced, without the application, approval, or consent of the Borrower or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or any such Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days, or an order for relief against the Borrower or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

                  (g) The Borrower or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against any of its assets or properties.

                  (h) A final judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate shall be rendered by a court or courts against the Borrower or any Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
(30) days from the date of entry thereof, and the Borrower or the relevant Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 53

                  (i) The Borrower or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (j) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents or Bond Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan or Multiemployer Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could reasonably be expected to subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                  (l) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become after the Closing Date the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of capital stock then outstanding of the Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Parent.

                  (m) The Agent shall reasonably determine that the Borrower's ability to perform its obligations under this Agreement is materially impaired as a result of: (i) any event of default under any Bond Document or (ii) any representation or warranty made by the Borrower in any Bond Document having been false, misleading, or erroneous in any material respect when made.

         Section 13.2. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, if directed by Required Banks, do any one or more of the following:

                  (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration,


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 54 notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Termination of Commitments. Terminate the Revolving Commitments without notice to the Borrower (however substantially contemporaneously with the termination of the Revolving Commitments, the Agent agrees to promptly notify the Borrower that the Revolving Commitments have been terminated, provided, that the failure to give such notice shall not affect the validity of such termination).

                  (c) Judgment. Reduce any claim to judgment from a court of law.

                  (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the other Secured Parties to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                  (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, (including any of the Bond Documents which rights include, without limitation, the right to give notice of an Event of Default to the trustees of the Wisconsin Bonds) by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 13.1(e) or Section 13.1(f), the Revolving Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 13.3. Performance by the Agent. If the Borrower or any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower or the applicable Obligated Party. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower or any Obligated Party under any Loan Document.

         Section 13.4. Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, without notice to the Borrower or any Obligated Party (any such notice being hereby expressly waived by the Borrower and each Obligated Party), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Borrower or any Obligated Party against any and all of the Obligations, irrespective of whether or not the Agent or such Secured Party shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Secured Party agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Secured Party may have.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 55

         Section 13.5. Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.

         Section 13.6. Cash Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations (but excluding the Obligations arising in connection with the Bond L/Cs) an amount in immediately available funds equal to the then outstanding Commercial L/C Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

                                  ARTICLE 14.

                                    The Agent

         Section 14.1. Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes JPMorgan to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto (and continues its appointment made under the Prior Credit Agreement and the Original Credit Agreement). Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the
Agent: (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Secured Party; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Secured Parties for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         Section 14.2. Rights of Agent as a Bank. With respect to its Revolving Commitment, the Revolving Loans made by it and the Revolving Note issued to it, JPMorgan (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Secured Party) accept deposits



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 56 from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower or any Obligated Party, and any other Person who may do business with or own securities of the Borrower or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Secured Parties.

         Section 14.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Revolving Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 14.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Secured Parties.

         Section 14.4. Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTION 15.1 AND SECTION 15.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTION 15.1 AND SECTION 15.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 14.4, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 57

         Section 14.5. Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 14.6. Several Commitments. The Revolving Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Revolving Loan in accordance with its Revolving Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Revolving Loan, each nondefaulting bank shall be obligated to make its Revolving Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 14.7. Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                  ARTICLE 15.

                                  Miscellaneous

         Section 15.1. Expenses. The Borrower hereby agrees to pay on demand:
(a) all costs and expenses of the Agent and the Banks arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and all amendments or other modifications to the Loan Documents or the Bond Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks; (b) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document or Bond Document, including, without limitation, the



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 58 fees and expenses of legal counsel for the Agent and each of the Banks (including the allocated costs of in house counsel); (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (e) all other costs and expenses incurred by the Agent and the Banks in connection with any Loan Document or Bond Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any audit, appraisal survey, environmental assessment, title insurance or lien search in respect of the Collateral.

         Section 15.2. Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS,
(D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS
SECTION 15.2 SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. WITHOUT LIMITING ANY PROVISION OF THE PRIOR CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT OR ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 15.3. Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party, each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents or Bond Documents, or any of the transactions contemplated by any of the Loan Documents or Bond Documents.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

         Section 15.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 15.5. No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

         Section 15.6. Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 15.7. No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document or Bond Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document or Bond Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents or the Bond Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 15.8. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower or the Parent without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 15.8. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in this Section 15.8(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Banks, any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in Section 15.8(b)(ii), any Bank (the "Assigning Bank") may assign to one or more Persons (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                                    (A) the Borrower, provided that no consent
of the Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default under
Section 13.1(a), Section 13.1(e), or Section 13.1(f) has occurred and is continuing, any other Assignee; and



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 60

                                    (B) the Agent, provided that no consent of
the Agent shall be required for an assignment of a Revolving Commitment to an Assignee that is a Bank with a Revolving Commitment immediately prior to giving effect to such assignment.

                           (ii) Assignments shall be subject to the following
additional conditions:

                                    (A) except in the case of an assignment to a
Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the Assigning Bank's Revolving Commitment or Revolving Loans, the amount of the Revolving Commitment or Revolving Loans of the Assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than Two Million Dollars ($2,000,000) unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 13.1(a), Section 13.1(e), or
Section 13.1(f) has occurred and is continuing;

                                    (B) each partial assignment shall be made as
an assignment of a proportionate part of all the Assigning Bank's rights and obligations under this Agreement;

                                    (C) the parties to each assignment shall
execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Revolving Note subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the Assigning Bank or Assignee (and not the Borrower), provided, that such fee shall not be payable to the Agent if the Assigning Bank is making an assignment to one of its Affiliates;

                                    (D) the Assignee, if it shall not be a Bank,
shall deliver to the Agent an Administrative Questionnaire; and

                                    (E) in the case of an assignment to a CLO
(as defined below), the Assigning Bank shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Acceptance between such Assigning Bank and such CLO may provide that such Assigning Bank will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 15.11(b) that affects such CLO.

                  For the purposes of this Section 15.8(b), the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank.

                           (iii) Subject to acceptance and recording thereof
pursuant to Section 15.8(b)(v), from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 61 and Acceptance, have the rights and obligations of a Bank under this Agreement, and the Assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the Assigning Bank's rights and obligations under this Agreement, such Assigning Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 6.9, Article 7, Section 15.1 and Section 15.2). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.8 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 15.8(c).

                           (iv) The Agent, acting for this purpose as an agent
of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Revolving Commitment of, and principal amount of the Revolving Loans, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Bank that issues any Letter of Credit and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Bank that issues any Letter of Credit and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                           (v) Upon its receipt of a duly completed Assignment
and Acceptance executed by an Assigning Bank and an Assignee, the Assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in Section 15.8(b)(ii)(C) and any written consent to such assignment required by Section 15.8(b)(i), the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 15.8(b)(v).

                  (c) (i) Any Bank may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans owing to it); provided that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver regarding any of the following actions to the extent that it would affect the
Participant: (1) any increase of such Bank's Revolving Commitment, (2) any reduction of the principal amount of, or interest to be paid on, the Revolving Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Revolving Loans or other Obligations of such Bank, or (5) the release of Borrower, any Obligated Party or any material portion of the Collateral. Subject to Section 15.8(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 6.9 and Article 7 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 15.8(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Bank, provided such Participant agrees to be subject to Section 6.7 as though it were a Bank.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 62

                           (ii) A Participant shall not be entitled to receive
any greater payment under Section 6.9 and Article 7 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section
6.9 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 6.10 as though it were a Bank.

                  (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.8 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.8, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Parent or the Subsidiaries furnished to such Bank by or on behalf of the Parent or the Subsidiaries.

         Section 15.9. Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 7 and Sections 15.1 and 15.2 shall survive repayment of the Revolving Notes and termination of the Revolving Commitments.

         Section 15.10. Entire Agreement; Amendment and Restatement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING WITHOUT LIMITATION, THE PRIOR CREDIT AGREEMENT AND THE ORIGINAL CREDIT AGREEMENT), REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates in its entirety the Prior Credit Agreement. The execution of this Agreement, the Revolving Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Prior Credit Agreement nor does it constitute a novation with respect to such indebtedness. The Borrower, the Agent and the Banks ratify and confirm each of the Loan Documents and Bond Documents entered into prior to the Closing Date (but excluding the Prior Credit Agreement) and agree that such Loan Documents and Bond Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing and notwithstanding any Loan Document or Bond Document to the contrary, the Borrower, the Agent and the Banks agree and acknowledge that the term "Credit Agreement" as used in each Loan Document and the term "Reimbursement Agreement" as used in any Bond Documents, means, in each case, this Agreement. However, for all matters arising prior to the effective date of this Agreement (including, without limitation, the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Prior Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 63 confirmed. EACH OF THE PARENT AND THE BORROWER REPRESENTS AND WARRANTS THAT TO THE BEST OF ITS KNOWLEDGE AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE PRIOR CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 15.11. Waivers; Amendments.

                  (a) No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Obligated Party therefrom shall in any event be effective unless the same shall be permitted by Section 15.11(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent or any Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower or the Obligated Party that are parties thereto, in each case with the consent of the Required Banks; provided that no such agreement shall: (i) increase the Revolving Commitment of any Bank without the written consent of such Bank; (ii) reduce the principal amount of any Revolving Loan or reduce the rate of interest thereon, reduce the amount of any Reimbursement Obligation or reduce any fees payable hereunder, without the written consent of each Bank affected thereby;
(iii) postpone the scheduled date of payment of any Reimbursement Obligation, the principal amount of any Revolving Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Revolving Commitment, without the written consent of each Bank affected thereby, (iv) change Section 6.6 or
Section 6.7 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, (v) change any of the provisions of this Section 15.11 or the definition of "Required Banks," "Secured Party," "Borrowing Base" or "Obligation" (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Banks required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Bank, (vi) release any Guarantor from its Guarantee under the Master Guaranty (except as expressly provided in the Master Guaranty), or limit its liability in respect of such Guarantee, without the written consent of each Bank, or (vii) release any of the Collateral, without the written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. A Secured Party who is not a Bank or the Agent shall have no right to consent or agree to any amendment or other modification to any of the Loan Documents and the Loan Documents may be amended and otherwise modified without any such Secured Party's consent.

         Section 15.12. Maximum Interest Rate.

                  (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 64 such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                  (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         Section 15.13. Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 6.3 shall not be effective until received by the Agent.

         Section 15.14. Governing Law; Venue of Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE COURT LOCATED IN DALLAS, TEXAS OR ANY FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. THE BORROWER HEREBY IRREVOCABLY
(a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST THE



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 65

AGENT OR ANY OTHER SECURED PARTY SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

         Section 15.15. Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 15.16. Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 15.17. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 15.18. Non-Application of Chapter 346 of The Finance Code of Texas. The provisions of Chapter 346 of The Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 15.19. Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party), the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 15.20. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 15.21. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 66

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             BORROWER AND PARENT:

                             TUFCO, L.P.

                             By: Tufco LLC,
                                 its Managing General Partner

                                 By: Tufco Technologies, Inc.,
                                     Its Sole Managing Member


                                     By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Authorized Officer for the Managing
                                         Member


                             TUFCO TECHNOLOGIES, INC.


                             By:
                                 -----------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                             Address for Notices to Borrower and Parent:

                             P.O. Box 23500
                             Green Bay, Wisconsin 54305
                             Telephone No: 920-336-0054
                             Facsimile No: 920-336-0344
                             Attention: Michael B. Wheeler

                             with a copy to:

                             Dechert LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention: Carl de Brito, Esq.

                             Bradford Ventures, Ltd
                             360 Hamilton Ave., Suite 425
                             White Plains, New York 10601
                             Attention: Robert Simon



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 67

                                     AGENT:

Revolving Commitment:                JPMORGAN CHASE BANK, individually as a Bank
                                     and as the Agent

$6,000,000
                                     By:
                                        ---------------------------------------
                                        D. Scott Harvey
                                        Senior Vice President

                                     Address for Notices and Lending Office for
                                     Base Rate Accounts and Eurodollar Accounts:

                                     2200 Ross Avenue, 5th Floor
                                     Dallas, TX  75201
                                     Telephone No.: (214) 965-3003
                                     Facsimile: No.: (214) 965-3024



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

                                   EXHIBIT "G"
                                       TO
                                   TUFCO, L.P.
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

              Second Amended and Restated Master Guaranty Agreement






























EXHIBIT "G" to Second Amended and Restated Credit Agreement, Cover Page

              SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT

      THIS SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT (this "Guaranty Agreement") dated as of March 31, 2003, is executed and delivered by each of the undersigned parties (each, together with any party hereafter added as a "Guarantor" hereto pursuant to a Joinder Agreement, individually a "Guarantor" and collectively the "Guarantors") to JPMORGAN CHASE BANK, as agent for the Secured Parties (the "Agent").

      WHEREAS, TUFCO, L.P., a Delaware limited partnership (the "Borrower"), entered into that certain Amended and Restated Credit Agreement dated August 15, 2002, among the Borrower, Tufco Technologies, Inc. (the "Parent") and JPMorgan Chase Bank as the sole lender and as agent (such agreement as the same had been amended, being hereinafter referred to as the "Prior Credit Agreement"), which amended and restated the terms of that certain Credit Agreement dated August 28, 1998 among the Borrower, the Parent, First Union National Bank (now Wachovia Bank, National Association), as agent for the banks named therein, and Chase Bank of Texas, National Association (now JPMorgan Chase Bank) (the "Original Credit Agreement");

      WHEREAS, as a condition to the Prior Credit Agreement, the Parent, Tufco Tech, Inc., Technologies I, Inc., Tufco, Inc., TFCO, Inc. and Foremost Manufacturing Company, Inc. executed and delivered that certain Amended and Restated Master Guaranty Agreement dated August 15, 2002 in favor of the Agent (the "Prior Guaranty Agreement"), which amended and restated the terms of that certain Guaranty Agreement dated August 28, 1998 among the Parent, Tufco Tech, Inc., Technologies I, Inc., Tufco, Inc., TFCO, Inc. and Foremost Manufacturing Company, Inc., First Union National Bank (now Wachovia Bank, National Association), as agent under the Original Credit Agreement (the "Original Guaranty Agreement");

      WHEREAS, Foremost Manufacturing Company, Inc. has been released from the Prior Guaranty Agreement and all of its obligations thereunder terminated pursuant to that certain Mutual Release dated as of March 31, 2003 between Foremost Manufacturing Company, Inc. and the Agent (the "Release").

      WHEREAS, the Parent has: (i) formed Tufco LLC ("Tufco LLC"), a wholly owned subsidiary of the Parent, as a limited liability company under the laws of Delaware, (ii) caused each of Tufco, Inc., Technologies I, Inc. and TFCO, Inc. to merge with and into the Parent, with the Parent as the surviving entity and
(iii) caused Tufco Tech, Inc. to merge with and into Tufco LLC, with Tufco LLC as the surviving entity (the mergers described in clauses (ii) and (iii) are collectively referred to herein as the "Mergers").

      WHEREAS, the Borrower is entering into that certain Second Amended and Restated Credit Agreement dated March 31, 2003, among the Borrower, the Parent, the Agent and the Banks thereunder (such agreement, as it may hereafter be amended or otherwise modified from time to time, being hereafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement), which amends and restates the Prior Credit Agreement in its entirety but does not extinguish any indebtedness outstanding thereunder;

      WHEREAS, this Guaranty Agreement gives effect to the Release, the Mergers and the assumption of the obligations of Tufco, Inc., Technologies I, Inc., TFCO, Inc. and Tufco Tech, Inc. by the Parent and Tufco LLC (as applicable) as the surviving entities as a result of the Mergers and the execution of this Guaranty Agreement is a condition to the effectiveness of, and to the Agent's and each Bank's obligations under, the Credit Agreement;

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 1

      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned parties and any party hereafter added as a "Guarantor" hereto pursuant to a Joinder Agreement, hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

      1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement, of the Borrower and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that, the Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under
Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

      2. Each Guarantor under this Guaranty Agreement, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty Agreement and the Related Guaranties. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty Agreement and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement and the Related Guaranties, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 2

      3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrower may have against the Agent, any Secured Party or any other party, or which any Guarantor may have against the Borrower, the Agent, any Secured Party or any other party, shall be available to, or shall be asserted by, any Guarantor against the Agent, any Secured Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

      4. If a Guarantor becomes liable for any indebtedness owing by the Borrower to the Agent or any Secured Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agent and the Secured Parties hereunder shall be cumulative of any and all other rights that the Agent and the Secured Parties may ever have against such Guarantor. The exercise by the Agent and the Secured Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

      5. In the event of default by the Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise (after expiration of any applicable grace or cure period afforded to the Borrower in writing, if any), the Guarantors shall, jointly and severally, promptly pay the amount due thereon to the Agent, without notice or demand, in lawful currency of the United States of America, and it shall not be necessary for the Agent or any Secured Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against the Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by the Agent and any Secured Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor and, in addition, upon payment by such Guarantor of any sums to the Agent and any Secured Party hereunder, all rights of such Guarantor against the Borrower, any other guarantor or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

      6. If acceleration of the time for payment of any amount payable by the Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent or any Secured Party to the extent permitted by applicable law.

      7. Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of the Borrower, or the dissolution, insolvency, or bankruptcy of the Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness;
(d) any renewal, extension, modification, waiver,

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 3 amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent or any Secured Party to the Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent or any Secured Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Borrower or any other party to the Agent or any Secured Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent or any Secured Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Agent or any Secured Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of the Borrower; or
(n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower or any Guarantor (other than payment of the Guaranteed Indebtedness).

      8. Each Guarantor represents and warrants to the Agent and the Banks as follows:

            (a) All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date or to the extent that a fact, event or circumstance has occurred that makes such representation or warranty untrue but which is not prohibited to occur or exist (or which does not cause an Event of Default) under the Loan Documents.

            (b) It has, independently and without reliance upon the Agent or any Secured Party and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

            (c) It has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower and it is not relying upon the Agent or any Secured Party to provide (and neither the Agent nor any Secured Party shall have any duty to provide) any such information to it either now or in the future.

            (d) The value of the consideration received and to be received by each Guarantor as a result of the Borrower's and the Banks' entering into the Credit Agreement and each Guarantor's executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

      9. Each Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 4

      10. When an Event of Default exists, the Agent and each Secured Party shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by a Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from the Agent and the Secured Parties to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent or any Secured Party shall have made any demand under this Guaranty Agreement. Each Secured Party agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Agent and the Secured Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or any Secured Party may have.

      11.   (a)   Each Guarantor hereby agrees that the Subordinated
Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, a Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of an Event of Default, no payments may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of the Agent and the Secured Parties and shall forthwith be paid to the Agent without affecting the liability of any Guarantor under this Guaranty Agreement and may be applied by the Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of the Agent, a Guarantor shall execute, deliver, and endorse to the Agent such documentation as the Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of the Borrower or any Obligated Party other than such Guarantor (the Borrower and such Obligated Parties herein the "Debtors") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

            (b) Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, the Agent or any Secured Party presently exist or are hereafter created or attached. Without the prior written consent of the Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 5 enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

            (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, the Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. The Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

            (d) Each Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

      12. Except for modifications made pursuant to the execution and delivery of a Joinder Agreement (which needs to be signed only by the party thereto), no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of the Agent or any Secured Party to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      13. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against the Agent or any Secured Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

      14. This Guaranty Agreement is for the benefit of the Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor's successors and assigns.

      15. Each Guarantor recognizes that the Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to the Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 6

      16. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower in accordance with the notice provisions in the Credit Agreement.

      17. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Agent and the Secured Party in connection with the administration, enforcement, or collection of this Guaranty Agreement.

      18. Each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by the Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

      19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that the Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

      20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR, THE AGENT AND THE BANKS WITH RESPECT TO EACH GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING, WITHOUT LIMITATION, THE PRIOR GUARANTY AGREEMENT), REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY EACH GUARANTOR, THE AGENT AND THE SECURED PARTIES AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG ANY GUARANTOR, THE AGENT AND THE SECURED PARTIES, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG ANY GUARANTOR, THE AGENT AND THE SECURED PARTIES. THIS GUARANTY AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY THE PRIOR GUARANTY AGREEMENT. THE EXECUTION OF THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH DO NOT EXTINGUISH, DISCHARGE OR SATISFY THE INDEBTEDNESS GUARANTEED BY THE ORIGINAL GUARANTY AGREEMENT OR PRIOR GUARANTY AGREEMENT, WHICH INDEBTEDNESS GUARANTEED IS CONTINUED HEREBY AND, AS PROVIDED FOR BY THE MERGERS, EVIDENCES THE PARENT'S AND TUFCO LLC'S ASSUMPTION OF THE OBLIGATIONS UNDER THE PRIOR GUARANTY AGREEMENT OF TUFCO, INC., TECHNOLOGIES I, INC. AND TFCO, INC, WITH RESPECT TO THE PARENT, AND TUFCO TECH, INC., WITH RESPECT TO TUFCO LLC.

      21. This Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to the conflicts of law provisions thereof) and applicable laws of the United States of America.

SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 7

      EXECUTED as of the day and year first written above.

                                    GUARANTORS:

                                    TUFCO TECHNOLOGIES, INC.


                                    By:
                                      ------------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                             -----------------------------------


                                    TUFCO LLC

                                    By: Tufco Technologies, Inc.,
                                        Its Sole Managing Member

                                        By:
                                          --------------------------------------
                                        Name:
                                            ------------------------------------
                                        Authorized Officer of the Managing
                                        Member




















SECOND AMENDED AND RESTATED MASTER GUARANTY AGREEMENT - Page 8

                                   EXHIBIT "H"
                                       TO
                                   TUFCO, L.P.
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

              Second Amended and Restated Master Security Agreement






























EXHIBIT "H" to Second Amended and Restated Credit Agreement, Cover Page

              SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT

      THIS SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT (the "Agreement") dated as of March 31, 2003, is among TUFCO, L.P., a Delaware limited partnership (the "Borrower"), TUFCO TECHNOLOGIES, INC., a Delaware corporation (the "Parent"), each of the undersigned Subsidiaries and any Subsidiary or other entity who may become a party hereto pursuant to the execution and delivery of a Joinder Agreement (each a "Subsidiary Loan Party") (the Borrower, the Parent and each Subsidiary Loan Party, herein referred to as a "Debtor" and collectively the "Debtors") and JPMORGAN CHASE BANK, as agent for the Secured Parties (the "Agent").

                                R E C I T A L S:

      A. The Borrower, the Parent, and JPMorgan Chase Bank, as the sole lender and as agent, entered into that certain Amended and Restated Credit Agreement dated August 15, 2002 (such agreement as the same had been amended, being hereinafter referred to as the "Prior Credit Agreement"), which amended and restated the terms of that certain Credit Agreement dated August 28, 1998 among the Borrower, the Parent, First Union National Bank (now Wachovia Bank, National Association), as agent for the banks named therein, and Chase Bank of Texas, National Association (now JPMorgan Chase Bank) (the "Original Credit Agreement").

      B. As a condition to the Prior Credit Agreement the Borrower, the Parent, Tufco Tech, Inc., Technologies I, Inc., Tufco, Inc., TFCO, Inc., Foremost Manufacturing Company, Inc. and the Agent executed that certain Amended and Restated Master Security Agreement dated August 15, 2002 (the "Prior Security Agreement"), which amended and restated the terms of: (i) that certain Security Agreement dated August 28, 1998 between the Borrower and First Union National Bank (now Wachovia Bank, National Association), as agent under the Original Credit Agreement and (ii) that certain Guarantor Security Agreement dated August 28, 1998 among the Parent, Tufco Tech, Inc., Technologies I, Inc., Tufco, Inc., TFCO, Inc., Foremost Manufacturing Company, Inc. and First Union National Bank (now Wachovia Bank, National Association), as agent under the Original Credit Agreement (the security agreements referenced in (i) and (ii) collectively, the "Original Security Agreements").

      C. In connection with and in order to effectuate the transfers contemplated by that certain Asset and Stock Purchase Agreement dated as of March 31, 2003 among Trimaco, LLC, the Borrower and the Parent, as amended: (i) the Parent assigned, transferred and conveyed all of its right, title and interest in and to the following patents (identified by registration number):
(a) 5,266,390 and (b) 4,771,862; and (ii) Technologies I, Inc. assigned, transferred and conveyed all of its right, title and interest in and to the trademark (identified by registration number) 2,221,535, to Foremost Manufacturing Company, Inc. (collectively, the "IP Transfers").

      D. The Agent released its security interests in: (i) the personal property defined as "Released Personal Property" in that certain Release of Security Interest dated as of March 31, 2003 executed by the Agent (the "Personal Property Release") previously granted to it by the Borrower and the Parent; (ii) all the trademarks previously granted to it by Foremost Manufacturing Company, Inc., pursuant to that certain Release of Trademark Security Interest dated as of March 31, 2003 executed by the Agent; (iii) both patents included in the IP Transfers previously granted to it by the Parent, pursuant to that certain Release of Patent Security Interest dated as of March 31, 2003 executed by the Agent; and (iv) the trademark included in the IP Transfers previously granted to it by Technologies I, Inc., pursuant to that certain Release of Trademark Security Interest dated as of March 31, 2003 executed by the Agent (collectively the releases described in clauses (ii), (iii), and (iv), the "IP Releases").

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 1

      E. In addition, the Agent released its lien and security interest in certain real property and, among other things, fixtures related to such real property previously granted to it by the Borrower pursuant to that certain Mortgage and Security Agreement dated as of December 5, 2002 recorded in Book 501 Page 166 with the Clerk of Court RMC Department, Clarendon County, South Carolina (the "Real Property Release").

      F. Foremost Manufacturing Company, Inc. has been released from the Prior Security Agreement and all of its obligations thereunder terminated pursuant to that certain Mutual Release dated as of March 31, 2003 between Foremost Manufacturing Company, Inc. and the Agent (the "Mutual Release").

      G. The Parent has: (i) formed Tufco LLC ("Tufco LLC"), a wholly owned subsidiary of the Parent, as a limited liability company under the laws of Delaware, (ii) caused each of Tufco, Inc., Technologies I, Inc. and TFCO, Inc. to merge with and into the Parent, with the Parent as the surviving entity and
(iii) caused Tufco Tech, Inc. to merge with and into Tufco LLC, with Tufco LLC as the surviving entity (the mergers described in clauses (ii) and (iii) are collectively referred to herein as the "Mergers").

      H. This Agreement gives effect to the Personal Property Release, the IP Releases, the Mutual Release and the Mergers.

      I. The Borrower, the Parent, the banks parties thereto (the "Banks") and JPMorgan Chase Bank, individually as a bank and as the agent for the Banks are entering into that certain Second Amended and Restated Credit Agreement dated March 31, 2003 (such agreement, as it may hereafter be amended or otherwise modified from time to time, being hereafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement), which amends and restates the Prior Credit Agreement in its entirety but does not extinguish the indebtedness outstanding thereunder. The Agent and the Banks have conditioned the effectiveness of, and their obligations under, the Credit Agreement and the making of the extensions of credit thereunder upon the execution and delivery of this Agreement by the Debtors which consolidates, amends and restates the Prior Security Agreement in its entirety but does not extinguish the liens and security interests created thereunder, which liens and security interests are continued hereby.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and the Banks to extend credit under the Credit Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                   Definitions

      Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

            "Collateral" has the meaning specified in Section 2.1.

            "Copyright License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any Copyright including the agreements identified for such Debtor on Schedule 3.4.

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 2

            "Copyrights" means, with respect to a Debtor, all of the following:
      (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of the Debtor, including those identified for such Debtor on Schedule 3.4; (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

            "Copyright Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to the Agent pursuant to which the Debtor grants to the Agent, for the benefit of the Banks, a first priority security interest in the Copyrights and the Copyright Licenses for purposes of recording such security interest with any copyright office of a governmental unit.

            "Foreign Subsidiary" has the meaning specified in Section 2.1.

            "Intellectual Property" means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

            "Joinder Agreement" means a Joinder Agreement in substantially the form of Exhibit C to the Credit Agreement.

            "Obligations" means, with respect to each Debtor, all "Obligations" (as such term is defined in the Credit Agreement) of such Debtor, including, all reasonable fees, costs and expenses (including attorneys' fees): (a) of retaking, holding and preparing its Collateral for sale; (b) arising in connection with the sale thereof; and (c) arising from the enforcement of any other right or remedy provided hereunder; provided that with respect to each Debtor, the obligations secured by this Agreement shall be limited, with respect to each Debtor, to an aggregate amount equal to the largest amount that would not render such Debtor's obligations hereunder and under the other Loan Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

            "Patent License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any invention on which a Patent is in existence including the agreements identified for such Debtor on Schedule 3.4.

            "Patent Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to the Agent pursuant to which the Debtor grants to the Agent, for the benefit of the Banks, a first priority security interest in the Patents and the Patent Licenses for purposes of recording such security interest with any patent office of a governmental unit.

            "Patents" means, with respect to a Debtor, all of the following: (a) all patents, patent applications and patentable inventions of the Debtor, including those identified for such Debtor on Schedule 3.4, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part or reissues of any of the foregoing;
      (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 3 foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

            "Pledged Shares" means, with respect to a Debtor, the shares evidencing the capital stock, partnership interest, membership interests and other ownership interests identified for such Debtor on Schedule 2.1(b) or Schedule 2.1(c) attached hereto or on Schedule 1 to an amendment to this Agreement in the form of Exhibit A.

            "Pledged Bonds" means any of the Wisconsin Bonds purchased with the proceeds of any Letter of Credit.

            "Trademark License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark, including the agreements identified for such Debtor on Schedule 3.4.

            "Trademarks" means, with respect to a Debtor, all of the following:
      (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those identified for such Debtor on Schedule 3.4; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

            "Trademark Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to the Agent which the Debtor grants to the Agent, for the benefit of the Banks, a first priority security interest in the Trademarks and the Trademark Licenses for purposes of recording such security interest with the trademark office of any governmental unit.

            "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

      Section 1.2. Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Any definition of or reference to any agreement or other documentation herein shall be construed as referring to such agreement or documentation as from time to time the same may be amended or otherwise modified. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 4

                                   ARTICLE 2.

                                Security Interest

      Section 2.1. Security Interest. As security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns to the Agent, and grants to the Agent a continuing security interest (and continues the pledges, liens, assignments and security interests created under the Prior Security Agreement and the Original Security Agreements except to the extent such pledges, liens, assignments and security interests were released pursuant to the Personal Property Release, the IP Releases, the Real Property Release and the Mutual Release) in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively with respect to any Debtor or all Debtors, as the context requires, the "Collateral"):

            (a) all accounts, money, documents, chattel paper (including the chattel paper described on Schedule 2.1), instruments (including or in addition, the promissory notes described on Schedule 2.1), the commercial tort claims described on Schedule 2.1(a), deposit accounts (including the deposit accounts identified on Schedule 3.2), general intangibles (including or in addition all supporting obligations, all Intellectual Property and all right, title and interest in and to any of the Pledged Bonds), all letters of credit (including the letters of credit described on Schedule 2.1), all other letter of credit rights and all products and proceeds of any of the foregoing; and

            (b) all investment property, including or in addition to, the following:

                  (i) all the capital stock, partnership interests, membership interests and other ownership interests issued by, and all other ownership interest in, the Persons described on Schedule 2.1(b) and all Subsidiaries (that are not Foreign Subsidiaries) hereafter created or acquired and owned by the Debtor, including the capital stock or other ownership interests described on
Schedule 2.1(b);

                  (ii) all the capital stock, partnership interests, membership interests or other ownership interests specifically described on Schedule 2.1(c) (the issuers of such stock or other interests and any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America herein the "Foreign Subsidiaries") and so much of Debtor's right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries, whether now owned or hereafter acquired, as is necessary so that not more than and not less than sixty-six and two thirds percent (66-2/3%) of the capital stock or other ownership interest in each such Foreign Subsidiary is pledged in total hereunder;

                  (iii) the commodity and security accounts described in
Schedule 3.2; and

                  (iv)  all products and proceeds of the foregoing; and

            (c) all equipment, fixtures, inventory and other goods and all accessions thereto and all products and proceeds thereof.

      Section 2.2. Debtor Remains Liable. Notwithstanding anything to the contrary contained herein: (a) each Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 5

Agreement had not been executed; (b) the exercise by the Agent of any of its rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under such documentation; (c) the Agent shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement; and (d) the Agent shall not be obligated to perform any of the obligations of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                   ARTICLE 3.

                         Representations and Warranties

      To induce the Agent and the Banks to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to the Agent and the Banks that:

      Section 3.1. Location of Equipment, Fixtures and Inventory; Third Parties in Possession. As of the date hereof, all of its equipment, fixtures and inventory are located at the places specified in Schedule 3.1 for such Debtor.
Schedule 3.1 correctly identifies whether each location is leased or owned and the landlords or mortgagees, if any, of such locations identified in Schedule
3.1. Except for the Persons identified on Schedule 3.1 and Schedule 3.2 who hold Collateral in the capacity designated thereon and any other Person hereafter identified pursuant to Section 4.3, no Person other than the Debtor has possession or control of any of its Collateral except as permitted in the Credit Agreement. None of its Collateral other than property acquired by such Debtor within the last four months has been located in any location within the past four completed calendar months prior to the date hereof other than as set forth on Schedule 3.1 for such Debtor. Attached as Schedule 3.1(a) is a complete and correct description of all real property on which any of its fixtures are located as of the date hereof. Attached as Schedule 3.1(b) is a complete and correct description of all the following as of the date hereof: (i) all equipment for which a certificate of title has been issued, (ii) all vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage
Act) or for which an application for documentation is pending and (iii) all aircraft.

      Section 3.2. Deposit, Commodity and Securities Accounts. As of the date hereof, Schedule 3.2 correctly identifies all deposit, commodity and securities accounts owned by Debtor and the institutions holding such accounts and all lockbox agreements it has entered into with the institutions reflected thereon. No Person other than Debtor or the Agent, if applicable, has control over any investment property or any deposit accounts.

      Section 3.3. Office Locations; Fictitious Names; Predecessor Companies; Tax and Organizational Identification Numbers. As of the date hereof, its chief executive office and jurisdiction of organization are located at the place or places identified for it on Schedule 3.1 or pursuant to Section 4.4. Within the last four completed calendar months prior to the date hereof it has not had any other chief executive office or jurisdiction of organization except as disclosed on Schedule 3.1. Schedule 3.1 also sets forth as of the date hereof all other places where it keeps its books and records and all other locations where it has a place of business. It does not do business and has not done business during the past five completed calendar years prior to the date hereof under any name, trade-name or fictitious business name except as disclosed on Schedule 3.3.
Schedule 3.3 sets forth an accurate list of all names of all of its predecessor companies including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief executive office and jurisdiction of organization of each such predecessor company and each jurisdiction in which any Collateral purchased from such companies was located at the time of purchase. For purposes of the foregoing, a "predecessor company" shall mean, with respect to a Debtor, any entity whose assets or equity interests are acquired by the Debtor or who was merged with or into the Debtor within the last four months prior to the date hereof.

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 6

It is a registered organization and its United States Federal Income Tax identification number and organizational identification number are each identified on Schedule 3.3 or pursuant to Section 4.4.

      Section 3.4. Delivery of Collateral. Except as provided by Section 4.2, it has delivered to the Agent all Collateral the possession of which is necessary to perfect the security interest of Agent therein and subject to
Section 10.10(a)(ii) of the Credit Agreement all certificates of title evidencing its equipment.

      Section 3.5. Intellectual Property. All of its Intellectual Property that is registered with or for which an application for registration has been filed with any governmental unit as of the date hereof is identified on Schedule 3.4, and such information is true, correct and complete.

      Section 3.6. Chattel Paper and Letters of Credit. As of the date hereof, all of its chattel paper and letters of credit are described on Schedule 2.1. No Person has possession or control of any of its chattel paper, letters of credit or letter of credit rights except as disclosed pursuant to Section 3.1.

      Section 3.7.   Disclosure on Other Schedules. As of the date hereof: (i)
Schedule 2.1 correctly and completely identifies all promissory notes and other instruments (other than checks received in the ordinary course of business) owned by it; (ii) Schedule 2.1(a) correctly and completely identifies all of its commercial tort claims, (iii) Schedule 2.1(b) and Schedule 2.1(c) correctly and completely identify all of its Subsidiaries and the ownership interests issued by each such Subsidiary and owned by such Debtor (or with respect to each of its Foreign Subsidiary, 66-2/3% of such ownership interests).

                                   ARTICLE 4.

                                    Covenants

      Each Debtor covenants and agrees with the Agent that until its Obligations are paid and performed in full, all commitments under the Credit Agreement have expired or have been terminated and no letter of credit issued thereunder remains outstanding:

      Section 4.1. Accounts; Modifications. It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected, as and when due, any and all amounts owing under its accounts and payment intangibles. It shall not when a Default exists: (a) grant any extension of time for any payment with respect to any of its accounts or payment intangibles beyond 120 days after such payment's due date; (b) compromise, compound, or settle any of its accounts or payment intangibles for less than the full amount thereof; (c) release, in whole or in part, any Person liable for payment of any of its accounts or payment intangibles; (d) allow any credit or discount for payment with respect to any of its accounts or payment intangibles other than trade or other customary discounts granted in the ordinary course of business; or (e) release any Lien, guaranty or other supporting obligation securing any of its accounts or payment intangibles unless the amounts secured thereby have been paid.

      Section 4.2. Further Assurances; Exceptions to Perfection. At any time and from time to time, upon the request of the Agent, and at its sole expense, it shall, subject to Section 10.10 of the Credit Agreement, promptly execute and deliver all such further documentation and take such further action as the Agent may reasonably deem necessary or appropriate to preserve, perfect and protect its security interest in the Collateral and carry out the provisions and purposes of this Agreement and to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. In furtherance of the foregoing, each Debtor hereby authorizes the Agent to file, in the offices of the appropriate governmental unit or units, financing statements naming it as debtor and the Agent as secured

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 7 party, and describing the collateral as "all personal property," in each case as Agent may deem appropriate.

            (a)   Specific Required Actions.

      Without limiting the generality of the foregoing provisions of this
Section 4.2 and subject to Section 10.10 of the Credit Agreement, it shall:

                  (i) take such action as the Agent may request to permit the Agent to have control over any investment property, any deposit account, letter of credit rights or chattel paper;

                  (ii) deliver to the Agent all chattel paper, instruments, negotiable documents and letters of credit and any other Collateral the possession of which is necessary to perfect the security interest therein, duly endorsed and/or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent;

                  (iii) deliver any and all certificates of title, applications for title or similar evidence of ownership of equipment and cause Agent to be named as lienholder thereon;

                  (iv) execute and deliver a Copyright Security Agreement, a Patent Security Agreement and/or Trademark Security Agreement as applicable, describing all its Intellectual Property now owned or hereafter acquired or execute and deliver amendments to such documents to the extent they have been executed and delivered in connection with the Prior Security Agreement or the Original Security Agreements, such amendment to be in form and substance satisfactory to the Agent; and

                  (v) execute and deliver to the Agent such other documentation as the Agent may reasonably require to perfect, protect and maintain the validity, effectiveness and priority of the Liens intended to be created by this Agreement.

            (b) Exceptions to Perfection. Notwithstanding the foregoing however, if no Default exists:

                  (i) a Debtor may retain for collection in the ordinary course of business checks representing proceeds of accounts received in the ordinary course of business;

                  (ii) a Debtor may retain any letters of credit and money received or held in the ordinary course of business;

                  (iii) a Debtor may retain and utilize in the ordinary course of business all dividends and interest paid in respect to any of the Pledged Shares or any other investment property;

                  (iv) subject to Section 4.6, a Debtor may retain any documents received and further negotiated in the ordinary course of business; and

                  (v) a Debtor shall not be required to take the actions to perfect or protect the Agent's security interest which are not required under
Section 10.10 of the Credit Agreement nor take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of the Agent in the equity interest of the Foreign Subsidiaries pledged pursuant hereto or in any Intellectual Property registered outside the Untied States of America.

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 8

If a Default occurs and the Agent requests, then the Debtors shall take such action as the Agent may reasonably request to perfect and protect the security interests of the Agent in all of the Collateral including any of the requirements described in clause (v) or Section 10.10 of the Credit Agreement and including the following actions: (i) the delivery to the Agent of all Collateral the possession of which is necessary to perfect the security interest of the Agent therein; (ii) instructing all account debtors to make payment on accounts any other Collateral to a post office box or boxes or to a deposit account under the control and in the name of the Agent (each Debtor agrees that if any proceeds of any Collateral (including payments made in respect of accounts or payment intangibles) shall be received by it while a Default exists, it shall promptly deliver such proceeds to the Agent with any necessary endorsements, and until such proceeds are delivered to the Agent, such proceeds shall be held in trust by it for the benefit of the Agent and shall not be commingled with any other funds or property of it) and (iii) any other of the actions described in clause (v) or Section 10.10 of the Credit Agreement.

      Section 4.3. Third Parties in Possession of Collateral. Except as otherwise permitted by Section 4.2 and subject to Section 10.10 of the Credit Agreement, Debtor shall not permit any third Person (including any warehouseman, bailee, agent, consignee or processor) to hold any Collateral, unless it shall:
(a) notify such third Person of the security interests created hereby; (b) instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions; and (c) subject to Section 4.2, take all other actions the Agent reasonably deems necessary to perfect and protect its and the Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third Person is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and it as secured party and notifying the third Person's secured lenders of its interest in such Collateral before the third Person receives possession of the Collateral in question).

      Section 4.4. Corporate Changes. It shall not change its name, jurisdiction of organization, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading or its United States Federal Tax identification number or organizational identification number unless it shall have given the Agent thirty
(30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Agent to protect its security interest in the Collateral with the priority required by the Credit Agreement.

      Section 4.5. Equipment, Fixtures and Inventory. It shall keep its equipment, fixtures and inventory at (or in transit to) any of its locations specified on Schedule 3.1 hereto or, upon thirty (30) days prior written notice to the Agent, at such other places within the United States of America where all action required to perfect and protect the Agent's security interest in such Collateral with the priority required by the Credit Agreement shall have been taken. Subject to Section 10.10 of the Credit Agreement, it shall notify the Agent if it acquires after the date hereof any equipment for which a certificate of title has been issued, any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and shall take all action reasonably deemed necessary or desirable by the Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement.

      Section 4.6. Warehouse Receipts Non-Negotiable. It agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is delivered to the Agent.

      Section 4.7. Voting Rights; Distributions, etc. So long as no Event of Default exists it shall be entitled to exercise any and all voting and other consensual rights (including the right to give consents, waivers and notifications) pertaining to any of the Pledged Shares or any other investment property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 9 without the prior written consent of the Agent which would be inconsistent with or violate any provision of this Agreement or any other Loan Document.

      Section 4.8. Additional Investment Property and Instruments. It agrees that it will: (a) not permit any issuer of any of the Pledged Shares to issue any shares of stock, or any other equity, partnership, membership or other ownership interest, any notes or other securities or instruments in addition to or in substitution for any of the Collateral unless permitted by the Credit Agreement; (b) pledge hereunder, immediately upon its acquisition thereof, any and all such shares of stock or other equity, partnership, membership and other ownership interests, notes or other securities or instruments (including any of the same received from a Subsidiary created or acquired after the date hereof; provided that a Debtor shall not be required to pledge more than 66-2/3% of the ownership interests issued by any Subsidiary organized under the laws of a jurisdiction outside the United States of America), and (c) promptly (and in any event within three (3) Business Days) deliver to the Agent an amendment hereto, duly executed by it, in substantially the form of Exhibit A (an "Amendment"), in respect of such shares of stock, other ownership interests, notes or other securities or instruments, together with all certificates, notes or other instruments representing or evidencing the same. It hereby (a) authorizes the Agent to attach each Amendment to this Agreement, and (b) agrees that all such shares of stock and other ownership interests, notes or other securities or instruments listed on any Amendment delivered to the Agent shall for all purposes hereunder constitute Collateral.

      Section 4.9. Intellectual Property Covenants. If it obtains any new Intellectual Property or rights thereto or becomes entitled to the benefit of any Intellectual Property, it shall give to the Agent prompt written notice thereof, and shall execute and deliver, in form and substance satisfactory to the Agent, a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, describing any such new Intellectual Property. It shall: (a) prosecute diligently any copyright, patent, trademark or license application at any time pending which is necessary for the conduct of its business; (b) make application on all new copyrights, patents and trademarks as it may reasonably deem appropriate; (c) preserve and maintain all rights in the Intellectual Property that is necessary for the conduct of its business; and (d) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Agent to exercise its remedies with respect to the Intellectual Property. It shall not abandon any pending copyright, patent or trademark application, or Copyright, Patent, Trademark or any other Intellectual Property which is necessary for the conduct of its business without the prior written consent of the Agent. It shall not amend or otherwise modify any Trademark License, Copyright License or Patent License except to the extent that such amendment or modification would not have a material adverse effect on the value of the Collateral or the ability of the Agent to exercise any of its remedies.

      Section 4.10. Deposit, Commodity and Security Accounts. It shall not open any new deposit, commodity or security account or otherwise utilize any such account other than the accounts identified on Schedule 3.2 unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest therein to be perfected with priority required by the Credit Agreement. When no Default exists, it may make purchases and sales of investment property in accordance with the restrictions on investment set out in the Credit Agreement and may make withdrawals from its deposit accounts. When a Default exists, it shall not be authorized to make purchases and sales of the investment property, shall not be authorized to make any withdrawals from any deposit account and it shall take such steps as Agent may reasonably request to give Agent control over all investment property and deposit accounts. It will not give any party except the Agent control over any investment property or deposit account.

      Section 4.11. Chattel Paper and Letters of Credit. It will not give any party except the Agent control over any letter of credit right or electronic chattel paper. It will not create any chattel paper

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 10 without placing a legend on the chattel paper acceptable to the Agent indicating that the Agent has a security interest in the chattel paper.

      Section 4.12. Commercial Tort Claims. It will amend Schedule 2.1(a) hereto and otherwise grant to the Agent a security interest in any commercial tort claim that arises after the date hereof that relates to or arises out of the Collateral or the conduct of its business in relation thereto.

      Section 4.13. Transfers; Liens. It shall not sell, lease, transfer or otherwise dispose of any of its Collateral or any right, title or interest therein and shall not permit any of its Collateral to become subject to any Lien, except in each case as permitted by the Credit Agreement.

                                   ARTICLE 5.

                               Rights of the Agent

      Section 5.1. POWER OF ATTORNEY. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH DEBTOR OR IN ITS OWN NAME, TO TAKE, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH THE AGENT AT ANY TIME WHEN AN EVENT OF DEFAULT EXISTS AND FROM TIME TO TIME DURING THE EXISTENCE OF AN EVENT OF DEFAULT DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, THE PRIOR SECURITY AGREEMENT OR THE ORIGINAL SECURITY AGREEMENTS AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT HEREBY GIVES THE AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN AGENT'S OWN NAME TO DO ANY OF THE FOLLOWING WHEN AN EVENT OF DEFAULT EXISTS, WITH NOTICE TO BORROWER BUT WITHOUT THE CONSENT OF ANY DEBTOR:

            (a) to demand, sue for, collect or receive, in the applicable Debtor's name or in the Agent's own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral or any policy of insurance;

            (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

            (c) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by the Agent and to receive, open, and dispose of mail addressed to the Debtor;

            (d) (i) to direct account debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 11 any part thereof and to enforce any other right in respect of any Collateral (including any Liens or any supporting obligation securing or supporting the payment thereof); (v) to defend any suit, action or proceeding brought against it with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property (subject to the rights of third parties under pre-existing licenses); (xi) to endorse its name on all applications and other documentation necessary or desirable in order for the Agent to use any of the Intellectual Property; (xii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xiii) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Debtors' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent's security interest therein.

      THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.10. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Agent nor any Person designated by the Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien or supporting obligation given to secure the Collateral.

      Section 5.2. Possession; Reasonable Care. The Agent may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of the Agent, of any or all of the Collateral that the Agent has a right to possess. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                                   ARTICLE 6.

                                     Default

      Section 6.1. Rights and Remedies. If an Event of Default exists, the Agent shall have the following rights and remedies:

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 12

            (a) In addition to all other rights and remedies granted to the Agent in this Agreement (including those set forth in Article 5 hereof) or in any other Loan Document or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Agent may: (i) without demand or notice to any Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and in the event the Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action; (ii) apply the balance of Debtor's deposit account held at the Agent to Debtor's Obligation; (iii) instruct any bank holding any Debtor's deposit accounts to pay the balance of such deposit account to or for the benefit of the Agent; and/or (iv) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit or for future delivery, on an "as is" and "with all faults" basis, with a disclaimer of all warranties (including warranties of title, possession, quiet enjoyment and the like and all warranties of merchantability and fitness) and upon such other terms as the Agent may deem commercially reasonable or otherwise as may be permitted by law. Neither the Agent nor any Secured Party shall have any obligation to clean-up or otherwise prepare the Collateral for sale if the Agent determines that it is not beneficial to do so or if its costs to do so outweigh the benefits expected to be received thereby. The Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof. Upon the request of the Agent, each Debtor shall within ten (10) days (or within such longer number of days as the Agent may approve): (i) assemble its Collateral and (ii) make it available to the Agent at any place or places designated by the Agent that are reasonably convenient to it and the Agent. Each Debtor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided that no such notice shall be required with respect to any Collateral that is perishable, that threatens to decline speedily in value or is a type customarily sold on the recognized market. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of its Obligations and the enforcement of the Agent's rights under this Agreement and arising as a result hereof. Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral applied to its Obligations are insufficient to pay its Obligations in full. The Agent may apply the Collateral against the Obligations as provided in the Credit Agreement and when applying the Collateral against the Obligations, unless otherwise provided in the Credit Agreement, any Obligations which are purchase money obligations or represent proceeds of loans utilized to acquire the Collateral shall be deemed to be paid last. Each Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral. Any proceeds received or held by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Agent against, the Obligations in the order permitted by the Credit Agreement. Any surplus of such proceeds and interest accrued thereon, if any, held by the Agent and remaining after payment in full of all the Obligations and the termination of all commitments and letters of credit under the Credit Agreement shall be promptly paid over to the Debtor entitled thereto or

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 13 to whomsoever may be lawfully entitled to receive such surplus. The Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement, unless it has otherwise agreed to do so.

            (b) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

            (c) The Agent may exercise any and all of the rights and remedies of any Debtor under or in respect of the Collateral, including any and all rights to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other documentation as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (c) and to receive the dividends, interest and other amounts which it is entitled to receive hereunder.

            (d) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

            (e) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental unit. Such compliance will not be considered to adversely affect the commercial reasonableness of any sale of any Collateral.

            (f) For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral in each case as the Agent shall be entitled to exercise its rights and remedies under this Section 6.1, each Debtor hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to it) to use, assign, license or sublicense any of its Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent the Trademarks included in such license from claims of invalidation. This license shall also inure to the benefit of all successors, assigns and transferees of the Agent.

            (g) If the Agent sells any of the Collateral of a Debtor on credit, such Debtor will be credited only with payments actually made by the purchaser, received by the Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the applicable Debtor shall be credited with the proceeds of the sale.

      Section 6.2. Private Sales. Each Debtor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 14 been made in a commercially reasonable manner. Neither the Agent nor any Secured Party shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so. Each Debtor further agrees to do or cause to be done, to the extent that it may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental units, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors' expense.

                                   ARTICLE 7.

                                  Miscellaneous

      Section 7.1. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

      Section 7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Debtor, the Agent, the Secured Parties and respective successors and assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Banks and the Agent may not appoint a successor Agent except in accordance with the Credit Agreement.

      Section 7.3. ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT; AMENDMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING WITHOUT LIMITATION, THE PRIOR SECURITY AGREEMENT), REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates in its entirety the Prior Security Agreement, evidences the Parent's assumption of the obligations of Tufco, Inc., Technologies I, Inc. and TFCO, Inc. thereunder and evidences Tufco LLC's assumption of the obligations of Tufco Tech, Inc. The Parent acknowledges and agrees that the assets of Tufco, Inc., Technologies I, Inc. and TFCO, Inc. acquired by it pursuant to the Mergers were acquired subject to the security interests created by the Prior Security Agreement therein and Tufco LLC acknowledges and agrees that the assets of Tufco Tech, Inc. acquired by it pursuant to the Mergers were acquired subject to the security interests created by the Prior Security Agreement therein. The execution of this Agreement and the other Loan Documents executed in connection herewith do not extinguish the liens and security interests created by the Prior Security Agreement (including, without limitation, the liens and security interests created thereunder by Tufco, Inc., Technologies I, Inc., TFCO, Inc. and Tufco Tech, Inc.) or Original Security Agreements, except to the extent released pursuant to the Personal Property Release, the IP Releases or the Mutual Release, which liens and security interests are continued hereby uninterrupted, without change to the priority thereof. Except as contemplated by the execution

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 15 and delivery of a Joinder Agreement or an Amendment (which only needs to be signed by the party thereto), the provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto and the Required Banks.

      Section 7.4. Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement and if to any Debtor, at the address for notices of the Borrower set forth therein.

      Section 7.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to the conflicts of law provisions thereof) and the applicable laws of the United States of America.

      Section 7.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 7.7. Survival of Representations and Warranties. All representations, warranties and certifications made in this Agreement or in any documentation delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations, warranties and certifications or the right of the Agent or any Secured Party to rely upon them.

      Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      Section 7.9. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 7.10. Termination; Release of Pledged Bonds. If all of the Obligations shall have been paid and performed in full, all commitments of the Agent and the Banks shall have expired or terminated and no letters of credit under the Credit Agreement shall remain outstanding, the Agent shall, upon the written request, execute and deliver to Debtors proper documentation acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement. The Agent also agrees to release the security interest created herein in any Pledged Bonds that are successfully remarketed under the terms of the Bond Documents.

      Section 7.11. Obligations Absolute. All rights and remedies of the Agent hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Loan Documents; (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; (c) any exchange, release, or nonperfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee or other supporting obligation, for all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor or surety.

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 16

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                    AGENT:

                                    JPMORGAN CHASE BANK,
                                    as Agent for the Banks

                                    By:
                                      ------------------------------------------
                                        D. Scott Harvey, Senior Vice President

                                    DEBTORS:

                                    TUFCO, L.P.

                                    By: Tufco LLC,
                                        its Managing General Partner

                                        By: Tufco Technologies, Inc.,
                                            Its Sole Managing Member

                                            By:
                                              ----------------------------------
                                                Name:
                                                    ----------------------------
                                                Authorized Officer of the
                                                Managing Member

                                    TUFCO TECHNOLOGIES, INC.

                                    By:
                                      ------------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

                                    TUFCO LLC

                                    By: Tufco Technologies, Inc.,
                                        Its Sole Managing Member

                                        By:
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Authorized Officer of the Managing
                                            Member

SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT, Page 17